Exhibit 99.2

AUDITED AND UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Jefferson Bancorp, Inc. and Subsidiaries

JEFFERSON BANCORP, INC. AND SUBSIDIARY

Financial Report

December 31, 2012 and 2011

Independent Auditor's Report - 2012

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Jefferson Bancorp, Inc.
Washington, D.C.

We have audited the accompanying consolidated balance sheet of Jefferson Bancorp, Inc. and Subsidiary as of December 31, 2012 and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Jefferson Bancorp, Inc. and Subsidiary as of December 31, 2012, and the results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

Frederick, Maryland
March 29, 2013

Independent Auditor's Report - 2011

Independent Auditor’s Report

To the Board of Directors
Jefferson Bancorp, Inc.
Washington, D.C.

We have audited the accompanying consolidated balance sheet of Jefferson Bancorp, Inc. and Subsidiary as of December 31, 2011, and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows for the year ended December 31, 2011. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Jefferson Bancorp, Inc. and Subsidiary as of December 31, 2011, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Frederick, Maryland
April 30, 2012

JEFFERSON BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
December 31, 2012 and 2011

	2012	2011
ASSETS

Cash and due from banks	$18,901,914	$12,981,648
Federal funds sold and other overnight investments	782,915	2,455,760
Cash and cash equivalents	19,684,829	15,437,408

Investment securities available for sale (AFS) - at fair value	9,716,626	14,674,092
Restricted equity securities, at cost	259,800	489,900

Loans, net of unearned fees and discounts	101,736,172	97,020,049
Less: Allowance for credit losses	(655,942)	(824,653)
Loans, net	101,080,230	96,195,396

Real estate acquired through foreclosure, net	1,151,256	1,504,101
Premises and equipment, net	394,425	155,165
Core deposit intangible	173,815	265,296
Deferred tax asset	239,189	43,028
Accrued interest receivable and other assets	543,698	1,102,978

Total Assets	$133,243,868	$129,867,364

LIABILITIES

Noninterest-bearing deposits	$22,005,741	$22,784,285
Interest-bearing deposits	78,666,389	75,175,231
Total deposits	100,672,130	97,959,516

Accrued expenses and other liabilities	747,322	512,973

Total Liabilities	101,419,452	98,472,489

COMMITMENTS AND CONTINGENCIES (Notes 7, 14)

STOCKHOLDERS' EQUITY

Common stock, $.01 par value:
5,000,000 shares authorized, 2,625,000 and 2,620,000 shares issued and outstanding at December 31, 2012 and 2011, respectively	26,250	26,200
Additional paid in capital	27,075,611	26,734,899
Retained earnings	4,462,463	4,404,910
Accumulated other comprehensive income	260,092	228,866
Total Stockholders' Equity	31,824,416	31,394,875

Total Liabilities and Stockholders' Equity	$133,243,868	$129,867,364

See accompanying notes to consolidated financial statements.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
For the years ending December 31, 2012 and 2011

	2012	2011

INTEREST INCOME:
Interest and fees on loans	$9,564,612	$8,826,586
Interest on federal funds sold and other overnight investments	30,966	35,192
Taxable interest and dividends on investment securities	229,951	304,015
Total interest income	9,825,529	9,165,793

INTEREST EXPENSE:
Interest on deposits	572,039	701,070
Interest on short-term borrowings	88	168
Total interest expense	572,127	701,238

Net interest income	9,253,402	8,464,555

Provision for credit losses	733,817	1,256,656

Net interest income after provision for credit losses	8,519,585	7,207,899

NONINTEREST INCOME:
Net gain on sale of real estate acquired through foreclosure	181,090	977,221
Service charges on deposit accounts	73,902	91,679
Other income	157,690	884,198
Total noninterest income	412,682	1,953,098

NONINTEREST EXPENSE:
Salaries and employee benefits	4,002,556	4,071,407
Occupancy expenses	379,553	364,958
Furniture and equipment expenses	249,582	174,088
Legal, accounting and other professional fees	1,585,430	988,242
Data processing and items processing services	667,047	530,009
FDIC insurance costs	94,195	112,364
Advertising and marketing related expenses	339,729	235,032
Foreclosed property expenses	294,737	324,014
Loan collection costs	69,907	133,365
Core deposit intangible amortization	91,481	139,630
Other expenses	455,047	456,079
Total noninterest expense	8,229,264	7,529,188

Income before income taxes	703,003	1,631,809
Income tax expense	645,450	828,605
Net income	$57,553	$803,204

See accompanying notes to consolidated financial statements.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
For the years ended December 31, 2012 and 2011

	2012	2011

Net income	$57,553	$803,204

Other comprehensive income:
Changes in net unrealized gains on securities available for sale, net of income tax of $20,343 and $163,232 in 2012 and 2011, respectively	31,226	250,536
Comprehensive income	$88,779	$1,053,740

See accompanying notes to consolidated financial statements.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
For the years ending December 31, 2012 and 2011

	Common stock	Additional paid in capital	Retained earnings	Accumulated other comprehensive income (loss)	Total
Balance, December 31, 2010	$26,275	$26,248,725	$3,601,706	$(21,670)	$29,855,036
Redemption of common stock	(75)	(74,925)	-	-	(75,000)
Stock-based compensation	-	561,099	-	-	561,099
Net income	-	-	803,204	-	803,204
Other comprehensive income	-	-	-	250,536	250,536
Balance, December 31, 2011	$26,200	$26,734,899	$4,404,910	$228,866	$31,394,875

Issuance of common stock	50	59,850	-	-	59,900
Shares issued under stock option plan	40	39,960	-	-	40,000
Repurchase and retirement of
common stock	(40)	(48,600)	-	-	(48,640)
Stock-based compensation	-	289,502	-	-	289,502
Net income	-	-	57,553	-	57,553
Other comprehensive income	-	-	-	31,226	31,226
Balance, December 31, 2012	$26,250	$27,075,611	$4,462,463	$260,092	$31,824,416

See accompanying notes to consolidated financial statements.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ending December 31, 2012 and 2011

	2012	2011
Cash Flows From Operating Activities:
Net income	$57,553	$803,204
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	116,792	51,749
Stock-based compensation	289,502	561,099
Amortization of investment premiums	215,467	341,456
Accretion on acquired loans	(4,089,616)	(3,586,883)
Accretion on acquired deposits	-	(6,774)
Amortization of core deposit intangibles	91,481	139,630
Gain on sale of loans	-	(170,425)
Gain on sale of premises and equipment	-	(935)
Provision for credit losses	733,817	1,256,656
Gain on sale of real estate acquired through foreclosure	(181,090)	(977,221)
Write down of real estate acquired through foreclosure	125,066	-
Net increase in deferred income taxes	(216,505)	(583,936)
Net decrease (increase) in accrued interest receivable and other assets	559,280	(389,858)
Net increase (decrease) in accrued expenses and other liabilities	234,349	(1,193,935)
Net cash used in operating activities	(2,063,904)	(3,756,173)

Cash Flows From Investing Activities:
Purchases of investment securities available for sale	-	(3,070,385)
Redemptions and maturities of investment securities available for sale	4,793,568	4,708,881
Redemption of Federal Home Loan Bank stock	230,100	62,832
Net increase in loans	(2,713,291)	(9,342,330)
Proceeds from sale of loans	-	1,175,048
Proceeds from sale of real estate acquired through foreclosure	1,593,125	3,628,465
Capital expenditures on real estate acquired through foreclosure	-	(133,961)
Proceeds from sale of premises and equipment	-	14,797
Purchases of premises and equipment	(356,051)	(79,928)
Net cash provided by (used in) investing activities	3,547,451	(3,036,581)

Cash Flows From Financing Activities:
Net increase (decrease) in deposits	2,712,614	(6,193,193)
Proceeds from issuance of common stock	59,900	-
Proceeds from exercise of stock options	40,000	-
Repurchase and retirement of common stock	(48,640)	(75,000)
Net cash provided by (used in) financing activities	2,763,874	(6,268,193)

Net increase (decrease) in cash and cash equivalents	4,247,421	(13,060,947)
Cash and cash equivalents at beginning of period	15,437,408	28,498,355
Cash and cash equivalents at end of year	$19,684,829	$15,437,408

Supplemental information:
Interest paid	$575,129	$706,454
Income taxes paid	$927,000	$3,134,044
Transfer of loans to real estate acquired through foreclosure	$1,184,256	$2,202,924

See accompanying notes to consolidated financial statements.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        The consolidated financial statements include the accounts of Jefferson Bancorp, Inc and its wholly owned subsidiary, Bay Bank, FSB (the “Bank”), collectively (the “Company”).  All significant intercompany balances and transactions have been eliminated in consolidation.  The investment in subsidiary is recorded on Jefferson Bancorp’s books on the basis of its equity in the net assets.  The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America and to general practices in the banking industry.

Nature of Business

        Jefferson Bancorp, Inc was incorporated under the laws of the State of Delaware on June 30, 2010 to operate as a bank holding company of a federal savings bank (“FSB”) in the name of Bay Bank, FSB, which commenced operations on July 9, 2010.  Jefferson Bancorp, Inc. owns all the shares of common stock issued by the Bank.  The Bank was chartered by the Office of Thrift Supervision (the "OTS”), which transitioned to the Office of the Comptroller of the Currency ("OCC") in 2011, to operate as a federal savings bank and its deposit accounts are eligible to be insured by the Federal Deposit Insurance Corporation (“FDIC”).

       On July 9, 2010, the Company acquired substantially all assets and assumed all deposits and certain other liabilities related to the two former branch offices of Bay National Bank (“BNB”).  The transaction was consummated pursuant to a Purchase and Assumption Agreement by and among the FDIC, as Receiver for BNB and the Bank.  This acquisition is discussed in more detail under Note 2.

        The principal business of the Bank is to make loans and other investments and to accept time and demand deposits.  The Bank’s primary market areas are Baltimore and its immediately surrounding counties, the Baltimore-Washington corridor and Salisbury, Maryland, although the Bank’s business development efforts also generate business outside of these areas.  The Bank offers a broad range of banking products, including a full line of business and personal savings and checking accounts, money market demand accounts, certificates of deposit, and other banking services. The Bank funds a variety of loan types including commercial and residential real estate loans, commercial term loans and lines of credit, consumer loans and letters of credit.  The Company’s customers are primarily individuals and small businesses.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

        Material estimates that are particularly susceptible to significant change in the near term include the determination of the allowance for credit losses, the valuation of deferred tax assets, the valuation of real estate acquired through foreclosure, and the estimate of expected cash flows for loans acquired with deteriorated credit quality.

Cash and Cash Equivalents

        The Company has included cash and due from banks, and federal funds sold and other overnight investments as cash and cash equivalents for the purpose of reporting cash flows.  Cash equivalents include highly liquid investments with an original maturity of 90 days or less, which consist of interest-bearing deposits in other financial institutions.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

Investment Securities

        Investment securities classified as available for sale are recorded at fair value.  Temporary unrealized gains or losses on available for sale securities are excluded from net income and reported as an amount net of taxes as a separate component of other comprehensive income (loss) included in stockholders’ equity.  Premiums or discounts on available for sale securities are amortized or accreted into income using the interest method.  For mortgage-backed securities, the amortization or accretion is based on estimated average lives of the securities.  The lives of these securities can fluctuate based on the amount of prepayments received on the underlying collateral of the securities.  Realized gains or losses are recorded on the trade date using the specific identification method.

        Management evaluates securities for other-than-temporary impairment on at least a quarterly basis, and more frequently when economic or market concern warrants such evaluation.  Debt securities with a decline in fair value below their cost that are deemed to be other-than-temporarily impaired are reflected in earnings as realized losses to the extent impairment is related to credit losses.  The amount of the impairment for debt securities related to other factors is recognized in other comprehensive income (loss).  In evaluating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the reasons for the decline in value, (3) the financial position and access to capital of the issuer, including the current and future impact of any specific events, and (4) for fixed maturity securities, whether the Company intends to sell the security, or it is more likely than not that the Company will be required to sell the security before recovery of the cost basis, which may be maturity.  No investment securities held by the Company as of December 31, 2012 and 2011 were subject to a write-down due to credit related other-than-temporary impairment.

Restricted Equity Securities, At Cost

        The Bank is required to maintain a minimum investment in capital stock of Atlantic Central Bankers Bank (“ACBB”) as a condition for being approved for a $3 million unsecured overnight federal funds line.  The Bank also maintains an investment in the Federal Home Loan Bank of Atlanta (“FHLB”).  Since no ready market exists for these stocks and they have no quoted market value, the Bank’s investments in these stocks are carried at cost.  Management reviews for impairment based on the ultimate recoverability of the cost basis in these securities.  The stocks’ values are determined by the ultimate recoverability of the par values rather than by recognizing temporary declines.  Management considers such criteria as the significance of a decline in net assets, if any, the length of time the situation has persisted, commitments by the institutions to make payments required by law or regulation, the impact of legislative or regulatory changes on the customer base and the bank’s liquidity position.

At December 31, the Company’s restricted stock investments consisted of:

	2012	2011

Federal Home Loan Bank stock	$194,800	$424,900
Atlantic Central Bankers Bank stock	65,000	65,000
Total restricted equity securities	$259,800	$489,900

Originated Loans

        Loans are generally stated at the principal amount outstanding net of any deferred fees and costs.  Interest income on loans is accrued at the contractual rate on the principal amount outstanding.  It is the Company’s policy to discontinue the accrual of interest when circumstances indicate that collection is doubtful.  The accrual of interest is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection.  Past due status is based on contractual terms of the loan.  Generally, loans are placed on non-accrual status once they are determined to be impaired or when principal or interest payments are 90 or more days past due.  Previously accrued but uncollected interest income on these loans is reversed against interest income.  Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured.  Fees charged and costs capitalized for originating certain loans are amortized by the interest method over the term of the loan.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

        Loans are considered impaired when, based on current information, it is probable that the Bank will not collect all principal and interest payments according to contractual terms.  Impaired loans do not include large groups of smaller balance homogeneous credits such as residential real estate and consumer installment loans, which management evaluates collectively for impairment.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reason for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  Impaired loans are measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate.  However, as a practical expedient, management may measure impairment based on a loan’s observable market price or the fair value of the collateral if repayment of the loan is collateral-dependent.

Accounting for Certain Loans or Debt Securities Acquired in a Transfer

        The Company’s acquired loans from the BNB acquisition (see Note 2) were recorded at fair value at the acquisition date and no separate valuation allowance was established.  The initial fair value was determined with the assistance of a valuation specialist that discounted expected cash flows at appropriate rates.  The discount rates were based on market rates for new originations of comparable loans and did not include a factor for credit losses as that was included in the estimated cash flows.

        Accounting Standards Codification (“ASC”) Topic 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality, applies to loans acquired in a transfer with evidence of deterioration of credit quality for which it is probable, at acquisition, that the investor will be unable to collect all contractually required payments receivable.  If both conditions exist, the Company determines whether to account for each loan individually or whether such loans will be assembled into pools based on common risk characteristics such as credit score, loan type, and origination date.  Based on this evaluation, the Company determined that the loans acquired from the BNB acquisition subject to ASC Topic 310-30 would be accounted for individually.

        The Company considered expected prepayments and estimated the total expected cash flows, which includes undiscounted expected principal and interest.  The excess of that amount over the fair value of the loan is referred to as accretable yield.  Accretable yield is recognized as interest income on a constant yield basis over the expected life of the loan.  The excess of the contractual cash flows over expected cash flows is referred to as nonaccretable difference and is not accreted into income.  Over the life of the loan, the Company continues to estimate expected cash flows.  Subsequent decreases in expected cash flows are recognized as impairments in the current period through the allowance for credit losses.  Subsequent increases in cash flows to be collected are first used to reverse any existing valuation allowance and any remaining increase is recognized prospectively through an adjustment of the loan’s yield over its remaining life.

        ASC Topic 310-20, Nonrefundable Fees and Other Costs, was applied to loans not considered to have deteriorated credit quality at acquisition.  Under ASC Topic 310-20, the difference between the loan’s principal balance at the time of purchase and the fair value is recognized as an adjustment of yield over the life of the loan.

Allowance for Credit Losses

        The allowance for credit losses (the "allowance") is established to estimate losses that have occurred on loans by recording a provision for credit losses charged to earnings.  Loans are charged-off when management believes the uncollectibility of a loan or any portion thereof is confirmed.  Subsequent recoveries, if any, are credited to the allowance.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

        The allowance is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions.  This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

        The allowance consists of specific and general components.  The specific component relates to loans that are classified as impaired.  For those loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan.  For impaired loans, any confirmed impairment is charged-off against the loan and allowance in the applicable reporting period.  The general component covers loans that are not classified as impaired and is based on historical loss experience and several qualitative factors.  These qualitative factors address various risk characteristics in the Company’s loan portfolio after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss data.

         While management believes it has established the allowance for credit losses in accordance with generally accepted accounting principles and has taken into account the views of its regulators and the current economic environment, there can be no assurance that in the future the Company’s regulators or the economic environment will not require further increases in the allowance.

Real Estate Acquired Through Foreclosure

        The Company records foreclosed real estate assets at fair value less estimated costs to sell at the time of acquisition.  Estimated fair value is based upon many subjective factors, including location and condition of the property and current economic conditions, among other things.   Since the calculation of fair value relies on estimates and judgments relating to inherently uncertain events, results may differ from the Company’s estimates.

        Write-downs at the time of acquisition are made through the allowance for credit losses.  Write-downs for subsequent declines in value are included in the Company’s noninterest expense, along with operating income, net of related expenses of such properties.  Gains or losses realized upon disposition are included in noninterest income.

Premises and Equipment

        Premises and equipment are stated at cost less accumulated depreciation and amortization computed using the straight-line method.  Premises and equipment are depreciated over the useful lives of the assets, except for leasehold improvements which are amortized over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter.  Useful lives range from: five to ten years for furniture, fixtures and equipment; three to five years for software, hardware and data handling equipment; and five years for leasehold improvements.  Maintenance and repairs are charged to expense as incurred, while improvements, which extend the useful life, are capitalized and depreciated over the estimated remaining life of the asset.

Core Deposit Intangible Assets

        Acquired intangible assets with finite lives, such as core deposit intangibles, are initially recorded at estimated fair value and are amortized over their estimated lives. The Company currently amortizes its core deposit intangible, resulting from the BNB acquisition, using an accelerated method over an estimated useful life of approximately six years.  The Company periodically assesses whether events or changes in circumstances indicate that the carrying amounts of core deposit and other intangible assets may be impaired.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

Transfers of Financial Assets

        Transfers of financial assets are accounted for as sales when all of the components meet the definition of a participating interest and when control over the assets has been surrendered.  A participating interest generally represents (1) a proportionate (pro rata) ownership interest in an entire financial asset, (2) a relationship where from the date of transfer all cash flows received from the entire financial asset are divided proportionately among the participating interest holders in an amount equal to their share of ownership, (3) the priority of cash flows has certain characteristics, including no reduction in priority, subordination of interest, or recourse to the transferor other than standard representation or warranties, and (4) no party has the right to pledge or exchange the entire financial asset unless all participating interest holders agree to pledge or exchange the entire financial asset.  Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Stock-Based Compensation

        Stock-based compensation expense is recognized over the employee’s required service period, which is generally defined as the vesting period, of the stock-based grant based on the estimated grant date fair value.   A Black-Scholes option pricing model is used to estimate the fair value of the stock options.

Advertising Costs

Advertising costs generally are expensed as incurred.

Income Taxes

        The Company uses the liability method of accounting for income taxes.  Under the liability method, deferred tax assets and liabilities are determined based on differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities (i.e., temporary differences) and are measured at the enacted rates in effect when these differences reverse.

        Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.   Realization of deferred tax assets is dependent on generating sufficient taxable income in the future.

        When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that ultimately would be sustained.  The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more-likely-than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  The evaluation of a position taken is considered by itself and not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.  The portion of benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.  Management evaluated the Company's tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the consolidated financial statements.   It is the Company’s policy to recognize interest and penalties related to unrecognized tax liabilities within income tax expense in the statement of income.

        The Company files a consolidated federal income tax return.  The Bank and Jefferson Bancorp, Inc. file separate income tax returns in Maryland and the District of Columbia, respectively.  All tax years since inception are open to examination by the respective tax authorities for these jurisdictions.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

Comprehensive Income

       Comprehensive income consists of net income and other comprehensive income (loss).  Other comprehensive income (loss) includes unrealized gains or losses (net of taxes) on securities available for sale which are also recognized as a separate component of stockholders’ equity.

Reclassifications

Certain items in the 2011 financial statements have been reclassified to conform to the 2012 presentation with no effect on the prior year earnings or stockholders' equity.

Recent Accounting Pronouncements and Developments

        In April 2011, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2011-02, Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring.  The amendments to Accounting Standards Codification ("ASC") Topic 310 clarify the guidance on a creditor’s evaluation of whether it has granted a concession and whether a debtor is experiencing financial difficulties to facilitate the determination of whether a restructuring constitutes a troubled debt restructuring (“TDR”).  In addition, the amendments clarify that a creditor is precluded from using the effective interest rate test in the debtor’s guidance on restructuring of payables when evaluating whether a restructuring constitutes a TDR.  For nonpublic entities, these amendments were effective for annual reporting periods ending on or after December 15, 2012, including interim periods within those annual periods.  Adoption of this guidance did not have a material impact on the Company's consolidated financial statements.

        In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurements (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. Generally Accepted Accounting Principles ("GAAP") and International Financial Reporting Standards ("IFRSs").  This ASU amends ASC Topic 820, "Fair Value Measurements," to bring U.S. GAAP for fair value measurements in line with International Accounting Standards.  The ASU clarifies existing guidance for items such as: the application of the highest and best use concept to non-financial assets and liabilities; the application of fair value measurement to financial instruments classified in a reporting entity's stockholder's equity; and disclosure requirements regarding quantitative information about unobservable inputs used in the fair value measurements of level 3 assets.  ASU 2011-04 also creates an exception to Topic 820 for entities which carry financial instruments within a portfolio or group, under which the entity is now permitted to base the price used for fair value upon a price that would be received to sell the net asset position or transfer a net liability position in an orderly transaction.  The ASU also allows for the application of premiums or discounts in a fair value measurement if the financial instrument is categorized in level 2 or 3 of the fair value hierarchy.  Lastly, the ASU contains new disclosure requirements regarding fair value amounts categorized as level 3 in the fair value hierarchy such as: disclosure of the valuation process used; effects of and relationships between unobservable inputs; usage of nonfinancial assets for purposes other than their highest and best use when that is the basis of the disclosed fair value; and categorization by level of items disclosed at fair value, but not measured at fair value for financial statement purposes.  This ASU was effective for annual periods beginning after December 15, 2011.  Adoption of this guidance did not have a material impact on the Company's consolidated financial statements.

        In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income.  This ASU amends ASC Topic 220, "Comprehensive Income," to facilitate the continued alignment of U.S. GAAP with International Accounting Standards.  The ASU prohibits the presentation of the components of comprehensive income in the statement of stockholder's equity.  Reporting entities are allowed to present either: a statement of comprehensive income, which reports both net income and other comprehensive income; or separate, but consecutive, statements of net income and other comprehensive income.  Under previous GAAP, all three presentations were acceptable.  Regardless of the presentation selected, the reporting entity is required to present all reclassifications between other comprehensive and net income on the face of the new statement or statements.  For nonpublic entities, the provisions of this ASU are effective for fiscal years ending on or after December 15, 2012, and for interim and annual periods thereafter.  Adoption of this guidance did not have a material impact on the Company's consolidated financial statements.  Management elected to present a statement of comprehensive income.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

        In December 2011, FASB issued ASU No. 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassification of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05.  This ASU amends ASU 2011-05 to affect only those changes in ASU 2011-05 that relate to the presentation of reclassification adjustments.  The amendments are being made to allow the FASB time to re-deliberate whether to present on the face of the financial statements the effects of reclassifications out of accumulated other comprehensive income on the components of net income and other comprehensive income for all periods presented.  While FASB is considering the operational concerns about the presentation requirements for reclassification adjustments and the needs of financial statement users for additional information about reclassification adjustments; entities should continue to report reclassifications out of accumulated other comprehensive income consistent with the presentation requirements in effect before update 2011-05.  Nonpublic entities should begin applying these requirements for fiscal years ending after December 15, 2012.  Adoption of this guidance did not have a material impact on the Company's consolidated financial statements.

2. MERGERS AND ACQUISITIONS

        On July 9, 2010, the Company acquired substantially all assets and assumed all deposit and certain other liabilities related to the two former branch offices of BNB.  The transaction was consummated pursuant to a Purchase and Assumption Agreement (the “Agreement”) by and among the FDIC, as Receiver for BNB and the Bank.  Pursuant to the terms of the Agreement, the Bank assumed approximately $205 million in deposits.  The Bank also acquired approximately $134 million in loans (based on contractual amounts) and $101 million in cash, investments and other assets and agreed to provide loan servicing to BNB’s existing customers.  The Bank bid a negative $33.5 million for the net assets acquired.  In relation to this acquisition, the Company followed the acquisition method of accounting as outlined in ASC Topic 805, Business Combinations.  Management utilized external analyses by appraisers and other valuation specialists in determining the fair value of assets acquired and liabilities assumed.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

3. INVESTMENT SECURITIES AVAILABLE FOR SALE

        At December 31, 2012 and 2011, the Company’s securities portfolio consisted entirely of government sponsored enterprises (“GSE”) residential mortgage-backed securities.  Amortized cost and estimated fair value of investment securities available for sale are summarized as follows:

	Amortized	Gross Unrealized		Estimated Fair
	Cost	Gains	Losses	Value

December 31, 2012	$9,287,078	$429,548	$-	$9,716,626

December 31, 2011	$14,296,113	$377,979	$-	$14,674,092

There were no sales of investments available for sale during 2012 or 2011.

As of December 31, 2012 and 2011, the investment securities portfolio had no unrealized loss positions.

     The Bank's mortgage backed securities portfolio does not have a single maturity date and issuers have the right to call or repay obligations with or without call or prepayment penalties, thus presentation of a maturity table is not applicable.

At December 31, 2012 and 2011, the Bank had no pledged investment securities.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

4. LOANS AND ALLOWANCE FOR CREDIT LOSSES

        The fundamental lending business of the Company is based on understanding, measuring, and controlling the credit risk inherent in the loan portfolio.  The Company's loan portfolio is subject to varying degrees of credit risk.  These risks entail both general risks, which are inherent in the lending process, and risks specific to individual borrowers.  The Company's credit risk is mitigated through portfolio diversification, which limits exposure to any single customer, industry or collateral type.  The loan portfolio segment balances at December 31, 2012 and 2011 are presented in the following table:

	2012	2011
Commercial & Industrial	$20,601,207	$26,351,942
Commercial Real Estate	39,906,055	28,561,983
Residential Real Estate	22,229,445	20,858,635
Home Equity Line of Credit	10,284,221	13,612,924
Land	3,098,973	5,172,942
Construction	4,704,581	1,959,353
Consumer & Other	911,690	502,270
Total Loans	101,736,172	97,020,049
Less: Allowance for Credit Losses	(655,942)	(824,653)
Net Loans	$101,080,230	$96,195,396

At December 31, 2012 and 2011, loans not considered to have deteriorated credit quality at acquisition had a total remaining unamortized discount of $2,144,901 and $3,088,634, respectively.

Portfolio Segments:

        The Company currently manages its credit products and the respective exposure to credit losses by the following specific portfolio segments, which are levels at which the Company develops and documents its systematic methodology to determine the allowance for credit losses.  The Company considers each loan type to be a portfolio segment having unique risk characteristics.

        Commercial & Industrial - Commercial & Industrial ("C&I") loans are made to provide funds for equipment and general corporate needs.  Repayment of these loans primarily uses the funds obtained from the operation of the borrower's business.  C&I loans also include lines of credit that are utilized to finance a borrower's short-term credit needs and/or to finance a percentage of eligible receivables or inventory.  Of primary concern in C&I lending is the borrower's creditworthiness and ability to successfully generate sufficient cash flow from their business to service the debt.

        Commercial Real Estate- Commercial Real Estate loans are bifurcated into Investor and Owner Occupied types (classes).  Commercial investor real estate loans consist of loans secured by non-owner occupied properties and involves investment properties for warehouse, retail, apartment, and office space with a history of occupancy and cash flow.  This commercial real estate class contains mortgage loans to the developers and owners of commercial real estate where the borrower intends to operate or sell the property at a profit and use the income stream or proceeds from the sale(s) to repay the loan.  Commercial owner occupied real estate loans consist of commercial mortgage loans secured by owner occupied properties and involves a variety of property types to conduct the borrower's operations.  The primary source of repayment for this type of loan is the cash flow from the business and is based upon the borrower's financial health and the ability of the borrower and the business to repay.

        Residential Real Estate- Residential Real Estate loans are bifurcated into Investor and Owner Occupied types (classes).  Residential investor real estate loans consist of loans secured by non-owner occupied residential properties and usually carry higher credit risk than owner occupied residential real estate loans due to their reliance on stable rental income and due to lower incentive for the borrower to avoid foreclosure.  Payments on loans secured by rental properties often depend on the successful operation and management of the properties and the payment of rent by tenants.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

        Home Equity Line of Credit - Home Equity Lines of Credit ("HELOCs") are a form of revolving credit in which a borrower's primary residence serves as collateral.  Borrowers use HELOCs primarily for education, home improvements, and other significant personal expenditures.  The borrower will be approved for a specific credit limit set at a percentage of their home's appraised value less the balance owed on the existing first mortgage.  Major risks in HELOC lending include the borrower's ability to service the existing first mortgage plus the HELOC, the Company's ability to pursue collection in a second lien position upon default, and overall risks in fluctuation in the value of the underlying collateral property.

        Land- Land loans are secured by underlying properties that usually consist of large tracts of undeveloped land that do not produce income.  These loans, which include land development loans, carry the risk that there will be inadequate demand to ensure the sale of the property within an acceptable time.  As a result, land and land development loans carry the risk that the builder will have to pay the property taxes and other carrying costs of the property until an end buyer is found.

        Construction- Construction loans are generally considered to involve a higher degree of credit risk than long-term financing on improved, occupied real estate.  Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the property's value at completion of construction and estimated cost of construction.  Loan funds are disbursed periodically as pre-specified stages of completion are attained based upon site inspections.  If the Company is forced to foreclose on a building before or at completion due to a default, it may be unable to recover all of the unpaid balance of and accrued interest on the loan as well as related foreclosure and holding costs.

        Consumer & Other- Consumer & Other loans include installment loans, personal lines of credit, and automobile loans.  Payment on these loans often depends on the borrower's creditworthiness and ability to generate sufficient cash flow to service the debt.

Allowance for Credit Losses

        To control and monitor credit risk, management has an internal credit process in place to determine whether credit standards are maintained along with an in-house loan administration accompanied by oversight and review procedures.  The primary purpose of loan underwriting is the evaluation of specific lending risks that involves the analysis of the borrower's ability to service the debt as well as the assessment of the underlying collateral.  Oversight and review procedures include the monitoring of the portfolio credit quality, early identification of potential problem credits and the management of the problem credits.  As part of the oversight and review process, the Company maintains an allowance for credit losses to absorb estimated and probable losses inherent in the loan portfolio.

        For purposes of calculating the allowance, the Bank segregates its loan portfolio into portfolio segments based primarily on the type of supporting collateral.  The Commercial Real Estate and Residential Real Estate segments, which both exclude any collateral property currently under construction, are further disaggregated into Owner Occupied and Investor classes for each.  Further, all segments are also segregated as either purchased credit impaired loans, purchased loans not deemed impaired, troubled debt restructures, or new originations.

        The analysis for determining the allowance is consistent with guidance set forth in GAAP and the Interagency Policy Statement on the Allowance for Loan and Lease Losses.  Pursuant to Bank policy, the allowance is evaluated quarterly by management and is based upon management's review of the collectability of loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrowers' ability to repay, estimated value of any underlying collateral and prevailing economic conditions.  The allowance consists of specific and general reserves.  The specific reserves relate to loans classified as impaired primarily including nonaccrual loans, troubled debt restructures, and purchased credit impaired loans where cash flows have deteriorated from those forecasted as of the acquisition date.  The reserve for these loans is established when the discounted cash flows, collateral value, or observable market price, whichever is appropriate, of the impaired loan is lower than the carrying value.  For impaired loans, any confirmed impairment is charged-off against the loan and allowance in the applicable reporting period.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

        The general reserve covers loans that are not classified as impaired and primarily includes purchased loans not deemed impaired and new loan originations.  The general reserve requirement is based on historical loss experience and several qualitative factors derived from economic and market conditions that have been determined to have an effect on the probability and magnitude of a loss.  Given that the Bank is considered a de novo institution and does not have sufficient loss experience of its own, management also references the historical net charge-off experience of peer groups to determine a reasonable range of reserve values, which is permitted by Bank policy.  The peer groups consist of competing Maryland-based financial institutions with established ranges in total asset size.  Management will continue to evaluate the appropriateness of the peer group data used with each quarterly allowance analysis until such time that the Bank has sufficient loss experience to provide a foundation for the general reserve requirement.  The qualitative analysis incorporates global environmental factors in the following trends: national and local economic metrics, portfolio risk ratings and composition, and concentrations in credit.

The following table provides information on the activity in the allowance for credit losses by the respective loan portfolio segment for the year ended December 31, 2012

	Commercial & Industrial	Commercial Real Estate	Residential Real Estate	Home Equity Line of Credit	Land	Construction	Consumer & Other	Total

Allowance for
credit losses:
Beginning balance	$151,395	$88,361	$49,490	$446,911	$8,256	$75,473	$4,767	$824,653
Charge-offs	(101,128)	(1,796)	(183,765)	(647,063)	(36,177)	-	-	(969,929)
Recoveries(1)	30,000	1,796	7,000	28,605	-	-	-	67,401
Provision	41,492	42,989	326,581	253,502	34,321	33,862	1,070	733,817
Ending balance	$121,759	$131,350	$199,306	$81,955	$6,400	$109,335	$5,837	$655,942

Ending balance: individually
evaluated for impairment(2)	$-	$-	$213,882	$2,060	$-	$-	$-	$215,942

Ending balance: collectively
evaluated for impairment	121,759	131,350	(14,576)	79,895	6,400	109,335	5,837	440,000
Totals	$121,759	$131,350	$199,306	$81,955	$6,400	$109,335	$5,837	$655,942

Loans:
Ending balance: individually
evaluated for impairment(3)	$1,068,137	$-	$2,573,139	$557,570	$84,523	$-	$-	$4,283,369

Ending balance: collectively
evaluated for impairment	18,519,535	36,622,790	17,315,860	9,726,651	2,242,320	4,704,581	911,690	90,043,427

Ending balance: loans
acquired with deteriorated
credit quality(4)	1,013,535	3,283,265	2,340,446	-	772,130	-	-	7,409,376
Totals	$20,601,207	$39,906,055	$22,229,445	$10,284,221	$3,098,973	$4,704,581	$911,690	$101,736,172

(1) Excludes cash payments received on loans acquired with deteriorated credit quality with a carrying value of $0.
(2) Includes specific reserves of $213,882 for loans acquired with deteriorated credit quality.
(3) Includes loans acquired with deteriorated credit quality of $1,186,307 that have current period charge-offs or specific reserves.
(4) Consists of loans acquired with deteriorated credit quality that do not have current period charge-offs or specific reserves.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

    The following table provides information on the activity in the allowance for credit losses by the respective loan portfolio segment for the year ended December 31, 2011:

	Commercial & Industrial	Commercial Real Estate	Residential Real Estate	Home Equity Line of Credit	Land	Construction	Consumer & Other	Total

Allowance for
credit losses:
Beginning balance	$232,789	$36,604	$69,677	$207,227	$78,996	$55,233	$3,763	$684,289
Charge-offs	(39,778)	-	(424,579)	(383,187)	(231,362)	(37,386)	-	(1,116,292)
Recoveries(1)	-	-	-	-	-	-	-	-
Provision	(41,616)	51,757	404,392	622,871	160,622	57,626	1,004	1,256,656
Ending balance	$151,395	$88,361	$49,490	$446,911	$8,256	$75,473	$4,767	$824,653

Ending balance: individually
evaluated for impairment(2)	$51,375	$-	$-	$378,434	$1,742	$58,799	$-	$490,350

Ending balance: collectively
evaluated for impairment	100,020	88,361	49,490	68,477	6,514	16,674	4,767	334,303
Totals	$151,395	$88,361	$49,490	$446,911	$8,256	$75,473	$4,767	$824,653

Loans:
Ending balance: individually
evaluated for impairment(3)	$733,359	$-	$3,312,611	$990,334	$1,581,510	$832,773	$-	$7,450,587

Ending balance: collectively
evaluated for impairment	23,349,053	25,884,041	14,476,714	12,568,145	2,546,596	842,161	502,270	80,168,980

Ending balance: loans
acquired with deteriorated
credit quality(4)	2,269,530	2,677,942	3,069,310	54,445	1,044,836	284,419	-	9,400,482
Totals	$26,351,942	$28,561,983	$20,858,635	$13,612,924	$5,172,942	$1,959,353	$502,270	$97,020,049

(1) Excludes cash payments received on loans acquired with deteriorated credit quality with a carrying value of $0.
(2) Includes specific reserves of $66,201 for loans acquired with deteriorated credit quality.
(3) Includes loans acquired with deteriorated credit quality of $2,247,516 that have current period charge-offs or specific reserves.
(4) Consists of loans acquired with deteriorated credit quality that do not have current period charge-offs or specific reserves.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

The following table presents information with respect to impaired loans, which includes loans acquired with deteriorated credit quality that have current period charge-offs or specific reserves, for the year ended December 31, 2012:

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized(1)

With no related allowance recorded:
Commercial & Industrial	$1,068,137	$1,257,975	$-	$1,149,017	$67,109
Commercial Real Estate - Investor	-	-	-	-	-
Commercial Real Estate - Owner Occupied	-	-	-	-	-
Residential Real Estate - Investor	1,155,813	1,284,054	-	1,151,293	179,579
Residential Real Estate - Owner Occupied	735,503	1,373,018	-	735,542	99,441
Home Equity Line of Credit	390,937	524,474	-	478,154	16,717
Land	84,523	922,056	-	153,832	192,709
Construction	-	-	-	-	-
Consumer & Other	-	22,079	-	-	1,061

With an allowance recorded:
Commercial & Industrial	-	-	-	-	-
Commercial Real Estate - Investor	-	-	-	-	-
Commercial Real Estate - Owner Occupied	-	-	-	-	-
Residential Real Estate - Investor	-	-	-	-	-
Residential Real Estate - Owner Occupied	681,823	786,580	213,882	696,565	36,279
Home Equity Line of Credit	166,633	195,101	2,060	171,818	-
Land	-	-	-	-	-
Construction	-	-	-	-	-
Consumer & Other	-	-	-	-	-

Total:
Commercial & Industrial	$1,068,137	$1,257,975	$-	$1,149,017	$67,109
Commercial Real Estate	-	-	-	-	-
Residential Real Estate	2,573,139	3,443,652	213,882	2,583,400	315,299
Home Equity Line of Credit	557,570	719,575	2,060	649,972	16,717
Land	84,523	922,056	-	153,832	192,709
Construction	-	-	-	-	-
Consumer & Other	-	22,079	-	-	1,061
	$4,283,369	$6,365,337	$215,942	$4,536,221	$592,895

(1) Consists primarily of accretion income on loans acquired with deteriorated credit quality.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

The following table presents information with respect to impaired loans, which includes loans acquired with deteriorated credit quality that have current period charge-offs or specific reserves, for the year ended December 31, 2011:

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized(1)

With no related allowance recorded:
Commercial & Industrial	$632,231	$720,640	$-	$645,289	$-
Commercial Real Estate - Investor	-	-	-	-	-
Commercial Real Estate - Owner Occupied	-	-	-	-	-
Residential Real Estate - Investor	2,713,230	3,445,961	-	2,779,742	32,169
Residential Real Estate - Owner Occupied	599,381	1,301,072	-	636,208	-
Home Equity Line of Credit	93,169	116,537	-	94,039	-
Land	1,292,549	2,734,263	-	1,431,207	71,398
Construction	-	-	-	-	-
Consumer & Other	-	23,679	-	-	-

With an allowance recorded:
Commercial & Industrial	101,128	144,104	51,375	105,032	-
Commercial Real Estate - Investor	-	-	-	-	-
Commercial Real Estate - Owner Occupied	-	-	-	-	-
Residential Real Estate - Investor	-	-	-	-	-
Residential Real Estate - Owner Occupied	-	-	-	-	-
Home Equity Line of Credit	897,165	1,033,550	378,434	893,854	9,616
Land	288,961	433,324	1,742	288,201	2,288
Construction	832,773	993,712	58,799	831,857	49,424
Consumer & Other	-	-	-	-	-

Total:
Commercial & Industrial	$733,359	$864,744	$51,375	$750,321	$-
Commercial Real Estate	-	-	-	-	-
Residential Real Estate	3,312,611	4,747,033	-	3,415,950	32,169
Home Equity Line of Credit	990,334	1,150,087	378,434	987,893	9,616
Land	1,581,510	3,167,587	1,742	1,719,408	73,686
Construction	832,773	993,712	58,799	831,857	49,424
Consumer & Other	-	23,679	-	-	-
	$7,450,587	$10,946,842	$490,350	$7,705,429	$164,895

(1) Consists primarily of accretion income on loans acquired with deteriorated credit quality.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

        In addition to monitoring the performance status of the loan portfolio, the Company utilizes a risk rating scale (1-8) to evaluate loan asset quality for all loans.  Loans that are rated 1-4 are classified as pass credits.  Loans rated a 5 (Watch) are pass credits, but are loans that have been identified that warrant additional attention and monitoring.  Loans that are risk rated 5 or higher are placed on the Company's monthly watch list.  For the pass rated loans, management believes there is a low risk of loss related to these loans and as necessary, credit may be strengthened through improved borrower performance and/or additional collateral.  Loans rated a 6 (Special Mention) or higher are considered criticized loans and represent an increased level of credit risk and are placed into these three categories:

6 (Special Mention)- Borrowers exhibit potential credit weaknesses or downward trends that may weaken the credit position if uncorrected.  The borrowers are considered marginally acceptable without potential for loss of principal or interest.

7 (Substandard) - Borrowers have well defined weaknesses or characteristics that present the possibility that the Company will sustain some loss if the deficiencies are not corrected.

8 (Doubtful) - Borrowers classified as doubtful have the same weaknesses found in substandard borrowers, however, these weaknesses indicate that the collection of debt in full (principal and interest), based on current conditions, is highly questionable and improbable.

        In the normal course of loan portfolio management, relationship managers are responsible for continuous assessment of credit risk arising from the individual borrowers within their portfolio and assigning appropriate risk ratings.  Credit Administration is responsible for ensuring the integrity and operating of the risk rating system and maintenance of the watch list.  The Officer's Loan Committee meets monthly to discuss and monitor problem credits and internal risk rating downgrades that result in updates to the watch list.

The following table provides information with respect to the Company's credit quality indicators by class of the loan portfolio as of December 31, 2012:

		Special
	Pass	Mention	Substandard	Doubtful	Total

Commercial & Industrial	$19,730,587	$413,042	$457,578	$-	$20,601,207
Commercial Real Estate - Investor	24,194,162	517,545	414,043	-	25,125,750
Commercial Real Estate - Owner Occupied	12,836,793	905,329	1,038,183	-	14,780,305
Residential Real Estate - Investor	13,697,795	-	1,426,850	-	15,124,645
Residential Real Estate - Owner Occupied	4,303,223	140,847	2,660,730	-	7,104,800
Home Equity Line of Credit	9,706,937	-	577,284	-	10,284,221
Land	2,728,263	-	370,710	-	3,098,973
Construction	4,704,581	-	-	-	4,704,581
Consumer & Other	911,690	-	-	-	911,690
Total Loans	$92,814,031	$1,976,763	$6,945,378	$-	$101,736,172

The following table provides information with respect to the Company's credit quality indicators by class of the loan portfolio as of December 31, 2011:

		Special
	Pass	Mention	Substandard	Doubtful	Total

Commercial & Industrial	$23,623,195	$990,076	$1,637,543	$101,128	$26,351,942
Commercial Real Estate - Investor	11,665,474	518,286	424,114	-	12,607,874
Commercial Real Estate - Owner Occupied	13,461,018	795,808	1,697,283	-	15,954,109
Residential Real Estate - Investor	13,404,348	-	1,548,666	-	14,953,014
Residential Real Estate - Owner Occupied	3,465,942	-	2,439,679	-	5,905,621
Home Equity Line of Credit	12,402,604	163,692	1,046,628	-	13,612,924
Land	3,349,524	-	1,823,418	-	5,172,942
Construction	842,161	-	1,117,192	-	1,959,353
Consumer & Other	502,270	-	-	-	502,270
Total Loans	$82,716,536	$2,467,862	$11,734,523	$101,128	$97,020,049

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

        Management further monitors the performance and credit quality of the loan portfolio by analyzing the age of the portfolio as determined by the length of time a recorded payment is past due.  The following tables present the classes of the loan portfolio summarized by the aging categories of performing loans and nonaccrual loans as of December 31, 2012 and 2011, respectfully.  Purchased credit impaired loans are excluded from this aging and nonaccrual loans schedule.

	2012
	Accrual Loans
	30-59	60-89	90 or More
	Days	Days	Days	Total		Nonaccrual	Total
	Past Due	Past Due	Past Due	Past Due	Current	Loans	Loans

Commercial & Industrial	$-	$-	$-	$-	$19,220,670	$367,002	$19,587,672
Commercial Real Estate - Investor	-	-	-	-	24,754,227	-	24,754,227
Commercial Real Estate - Owner Occupied	-	-	-	-	11,868,563	-	11,868,563
Residential Real Estate - Investor	-	-	460,354	460,354	12,947,404	190,975	13,598,733
Residential Real Estate - Owner Occupied	-	-	-	-	4,881,732	222,227	5,103,959
Home Equity Line of Credit	-	23,304	-	23,304	9,741,870	519,048	10,284,222
Land	-	-	-	-	2,326,842	-	2,326,842
Construction	-	-	-	-	4,704,581	-	4,704,581
Consumer & Other	-	-	-	-	911,690	-	911,690
Total	$-	$23,304	$460,354	$483,658	$91,357,579	$1,299,252	$93,140,489

Purchased credit impaired loans							8,595,683
Total Loans							$101,736,172

	2011
	Accrual Loans
	30-59	60-89	90 or More
	Days	Days	Days	Total		Nonaccrual	Total
	Past Due	Past Due	Past Due	Past Due	Current	Loans	Loans

Commercial & Industrial	$-	$-	$-	$-	$23,349,053	$733,359	$24,082,412
Commercial Real Estate - Investor	-	-	-	-	12,242,927	-	12,242,927
Commercial Real Estate - Owner Occupied	-	-	-	-	13,641,114	-	13,641,114
Residential Real Estate - Investor	-	-	-	-	12,760,771	690,764	13,451,535
Residential Real Estate - Owner Occupied	44,763	-	-	44,763	3,421,180	599,381	4,065,324
Home Equity Line of Credit	90,631	-	-	90,631	12,475,666	846,965	13,413,262
Land	-	-	-	-	2,526,526	321,741	2,848,267
Construction	-	-	-	-	842,161	282,779	1,124,940
Consumer & Other	-	-	-	-	502,270	-	502,270
Total	$135,394	$-	$-	$135,394	$81,761,668	$3,474,989	$85,372,051

Purchased credit impaired loans							11,647,998
Total Loans							$97,020,049

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

Troubled Debt Restructurings

The restructuring of a loan constitutes a TDR if the creditor, for economic or legal reasons related to the debtor’s financial difficulties, grants a concession to the debtor that it would not otherwise consider in the normal course of business. A concession may include an extension of repayment terms which would not normally be granted, a reduction of interest rate or the forgiveness of principal and/or accrued interest. If the debtor is experiencing financial difficulty and the creditor has granted a concession, the Company will make the necessary disclosures related to the TDR. In certain cases, a modification may be made in an effort to retain a customer who is not experiencing financial difficulty. This type of modification is not considered to be a TDR. Once a loan has been modified and is considered a TDR, it is reported as an impaired loan. All TDRs are evaluated individually for impairment on a quarterly basis as part of the allowance for credit losses calculation. A specific allowance for TDR loans is established when the discounted cash flows, collateral value or observable market price, whichever is appropriate, of the TDR is lower than the carrying value. If a loan deemed a TDR has performed for at least six months at the level prescribed by the modification, it is not considered to be non-performing; however, it will generally continue to be reported as impaired, but may be returned to accrual status. A TDR is deemed in default on its modified terms once a contractual payment is 30 or more days past due.

The following table presents a breakdown of loans the Company modified during the years ended December 31, 2012 and 2011:

	2012			2011
	Number of	Pre-Modification Outstanding Recorded	Post-Modification Outstanding Recorded	Number of	Pre-Modification Outstanding Recorded	Post-Modification Outstanding Recorded
	Contracts	Investment	Investment	Contracts	Investment	Investment
Troubled Debt Restructurings:
Commercial & Industrial	4	$850,136	$861,317	-	$-	$-
Commercial Real Estate - Investor	-	-	-	-	-	-
Commercial Real Estate - Owner Occupied	-	-	-	-	-	-
Residential Real Estate - Investor	-	-	-	2	2,523,192	1,784,705
Residential Real Estate - Owner Occupied	1	76,675	76,675	-	-	-
Home Equity Line of Credit	4	467,297	467,297	-	-	-
Land	1	288,882	288,882	1	315,049	315,049
Construction	-	-	-	-	-	-
Consumer	-	-	-	-	-	-
Totals	10	$1,682,990	$1,694,171	3	$2,838,241	$2,099,754

        The restructurings of the C&I loans included two consolidations of multiple related notes into new loans, with one such TDR having a split note structure.  Both of these restructurings, which account for $691,879 of the post-modification C&I recorded investment, were at interest rates lower than the current rates for new debt with similar risks in an effort to accommodate the borrower's cash flow difficulties, and are accruing TDR loans at December 31, 2012.  The restructurings of  the HELOC loans resulted in interest rate concessions and changes in payment terms from interest only to monthly principal and interest payments, to allow more manageable debt service by the borrower.  All HELOC TDR loans were on nonaccrual status at December 31, 2012.  The Land loan restructuring involved an extension of the loan maturity date at an interest rate lower than the current rate for new debt with similar risk.  This loan was combined as part of the C&I split note TDR described previously.   The Residential Real Estate - Owner Occupied restructuring involved the extension of the loan maturity date at an interest rate lower than the current rate for new debt with similar risk, and is an accruing TDR loan at December 31, 2012.

        During the year ended December 31, 2012, there was a $121,455 total favorable adjustment decreasing the allowance for TDRs due to expected improved borrower performance.  During 2012, a TDR with a carrying value of $84,253 was resolved through a foreclosure sale resulting in Other Income of $64,329.

        During the year ended December 31, 2012, none of the loans modified as TDRs during 2012 or 2011 defaulted on their modified terms.

        At December 31, 2012 and 2011, the Bank had $2,477,140 and $2,929,707 in loans identified as TDRs, respectively, of which $682,919 and $1,179,707 were on nonaccrual status, respectively.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

5. ACCOUNTING FOR CERTAIN LOANS ACQUIRED IN A TRANSFER

        Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired.  Evidence of credit quality deterioration as of the purchase date may include information such as past due and nonaccrual status, borrower credit scores and recent loan to value percentages.  Purchased credit-impaired loans are initially measured at fair value, which considers estimated future credit losses expected to be incurred over the life of the loan.  Accordingly, an allowance for credit losses related to these loans was not carried over and recorded at the acquisition date.  The Company monitors actual loan cash flows to determine any improvement or deterioration from those forecasted as of the acquisition date.

The following table reflects the carrying amount of these loans, which is included in the loan categories in Note 4 as of December 31, 2012 and 2011:

	2012	2011
Commercial & Industrial	$1,013,535	$2,269,530
Commercial Real Estate	3,283,265	2,677,942
Residential Real Estate	3,526,753	3,341,777
Home Equity Line of Credit	-	199,662
Land	772,130	2,324,675
Construction	-	834,412
Total Loans	$8,595,683	$11,647,998

The contractual amount outstanding for these loans totaled $11.7 million and $18.5 million as of December 31, 2012 and 2011, respectively.

The following table reflects the activity in the accretable yield for these loans for the period ended December 31, 2012 and 2011, respectively:

	2012	2011
Balance at beginning of period	$2,658,062	$5,181,615
Reclassification from nonaccretable difference	2,040,466	741,260
Accretion into interest income	(3,339,525)	(2,789,242)
Disposals	(309,350)	(475,571)
Balance at end of period	$1,049,653	$2,658,062

A summary of the activity in the allowance for these loans for the period ended December 31, 2012 and 2011 is as follows:

	2012	2011
Balance at beginning of period	$66,201	$111,052
Provision for credit losses	345,964	578,716
Net charge-offs	(198,283)	(623,567)
Balance at end of period	$213,882	$66,201

6. REAL ESTATE ACQUIRED THROUGH FORECLOSURE

        Real estate acquired through foreclosure is presented net of a valuation allowance.  Activity in real estate acquired through foreclosure for the periods ending December 31, 2012 and 2011 is shown below:

	2012	2011
Balance at beginning of period	$1,504,101	$1,818,460
New transfers from loans	1,184,256	2,202,924
Capitalized expenditures	-	133,961
Sales	(1,412,035)	(2,651,244)
Write-downs	(125,066)	-
Balance at end of period	$1,151,256	$1,504,101

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

7. PREMISES AND EQUIPMENT

Premises and equipment at December 31 include the following:

	2012	2011
Furniture and equipment	$201,863	$77,959
Computer hardware and software	378,960	146,878
Leasehold improvements	10,759	10,759
	591,582	235,596
Less accumulated depreciation	(197,157)	(80,431)

Net premises and equipment	$394,425	$155,165

     The Company rents office space for the Lutherville location under a non-cancelable lease arrangement.  The initial lease period is for five years and provides for percentage rent escalation beginning in the third year.  The lease for the Salisbury location has a six month term and shall continue unless either party provides written notice.  The leases for the Lutherville and Salisbury locations require that the lessee pay certain operating expenses applicable to the leased space.

     Rent expense applicable to operating leases, for the periods ended December 31, 2012 and 2011 were $344,748 and $335,896, respectively.  At December 31, 2012, future minimum lease payments under non-cancelable operating leases having an initial term in excess of one year are as follows:

Periods ending December 31:
2013	$306,931
2014	316,138
2015	242,399
Total minimum lease payments	$865,468

8. CORE DEPOSIT INTANGIBLE ASSETS

        The Company's intangible assets consist of a core deposit intangible that had a remaining weighted average amortization period of approximately 3 years at December 31, 2012.  The following table presents the changes in the gross carrying amount and the net book value of this core deposit intangible as of December 31, 2012 and 2011:

	2012	2011
Balance at beginning of period	$265,296	$404,926
Amortization expense	(91,481)	(139,630)
Balance at end of period	$173,815	$265,296

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

The following table sets forth the future amortization expense for the Company's core deposit intangible at December 31, 2012:

2012
Periods ending December 31:
2013	$60,783
2014	49,144
2015	44,230
2016	19,658
Total core deposit amortization	$173,815

9. DEPOSITS

The following table sets forth the composition of the Company's interest-bearing deposits as of December 31, 2012 and 2011:

	2012		2011
Demand deposits	$7,052,258	9.0%	$6,186,044	8.2%
Money market and sweep	20,116,062	25.6	16,539,992	22.0
Savings	395,454	0.4	355,334	0.5
Time deposits, less than $100,000	9,431,667	12.0	7,078,187	9.4
Time deposits, $100,000 or more	41,670,948	53.0	45,015,674	59.9
Total interest-bearing deposits	$78,666,389	100.0%	$75,175,231	100.0%

The following table sets forth the maturity distribution for the Company's time deposits at December 31, 2012:

2012
2013	$34,870,600
2014	7,132,563
2015	2,885,039
2016	2,142,997
2017	4,071,416
Total	$51,102,615

Interest expense on deposits, for the period ended December 31, is as follows:

	2012	2011
Interest-bearing transaction accounts	$13,914	$13,945
Savings and money market	52,358	49,915
Time deposits	505,767	637,210
Total interest on deposits	$572,039	$701,070

        As of December 31, 2012, the Bank had deposits of $5,657,479 from a related party customer.  In addition, an unrelated deposit customer had $6,672,398 in total deposits at the Bank as of December 31, 2012.

10. BORROWINGS

        As of December 31, 2012 and 2011, the Bank had no outstanding borrowings.  Available sources of credit as of December 31, 2012 totaled approximately $27 million.  The Bank had slightly more than $15 million of borrowing capacity with the FHLB subject to assets available for pledging, as well as a secured line of credit for up to $4 million and unsecured fed funds lines for up to $8 million with other financial institutions.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

11. RETIREMENT PLAN

        The Company has a 401(k) profit sharing plan covering substantially all full-time employees.  At this time, the Company has elected not to match employee contributions as defined under the plan.  Therefore, the expense associated with this Plan for 2012 and 2011 is zero.

12. STOCK-BASED COMPENSATION PLAN

        The Jefferson Bancorp, Inc. 2010 Stock Option Plan (the “Plan”) was approved by the Company’s board of directors in September 2010 and received regulatory approvals in June 2011.  The Plan provides for the granting of incentive stock options intended to comply with the requirements of Section 422 of the Internal Revenue Code (“incentive stock options”) and non-qualified stock options (collectively “Awards”).  Awards will be available for grant to officers, employees and non-employee directors, independent consultants and contractors of the Company and its affiliates, including the Bank.

        The Plan authorizes the issuance of up to 260,000 shares of common stock and has a term of ten years.  In general, the options have an exercise price equal to 100% of the fair market value of the common stock on the date of the grant.  The Plan provides for one-fifth of the options granted to be exercisable immediately and upon the next four anniversaries of the date of grant.  There are 42,000 options remaining available for grant under this plan.

The following assumptions were used for options granted during the years ended December 31, 2012 and 2011:

	2012	2011
Dividend yield	0.0%	0.0%
Expected life	6.0 years	5.8 years
Expected volatility	71.7% - 76.5%	62.3%
Risk-free interest rate	1.0%	2.3%

        The expected life is based on Company forecasts and expected volatility is based on publicly traded peer banks.  The risk-free interest rates for periods within the contractual life of the awards is based on the U.S. Treasury yield curve in effect at the time of the grant.

The following table summarizes the changes in the Company's stock options outstanding for the year ended December 31, 2012:

	Stock Options Outstanding	Weighted Average Exercise Price	Stock Options Exercisable	Weighted Average Remaining Contractual Life

Outstanding, December 31, 2010	-	$-	-
Granted	208,000	10.00		9.16 years
Exercised	-	-
Cancelled	-	-
Outstanding, December 31, 2011	208,000	$10.00	79,700	8.66 years
Granted	20,000	12.03
Exercised	(4,000)	10.00
Cancelled	(6,000)	10.00
Outstanding, December 31, 2012	218,000	$10.19	123,300	7.70 years

The weighted average fair value of options granted during the years ending December 31, 2012 and 2011 were $7.69 and $5.77, respectively.

        At December 31, 2012, the total intrinsic value of stock options was not readily determinable because the shares are not publicly traded, but management believes the intrinsic value was minimal.  For the years ended December 31, 2012 and 2011, stock-based compensation expense applicable to the Plan was $289,502 and $561,099, respectively and the tax benefits related to stock-based compensation were $76,245 and $181,325, respectively.  The tax benefits related to stock options exercised during 2012 totaled $3,408.  No stock options were exercised during 2011.  For the year ended December 31, 2012, unrecognized stock-based compensation expense related to nonvested options amounted to $480,042.  This amount is expected to be recognized over a weighted average period of approximately 2 years.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

13. INCOME TAXES

Federal and state income tax expense consists of the following for the periods ended December 31:

	2012	2011
Current federal income tax	$679,151	$1,113,015
Current state income tax	182,804	299,526
Deferred federal income tax benefit	(170,949)	(461,531)
Deferred state income tax benefit	(45,556)	(122,405)
Total income tax expense	$645,450	$828,605

A reconciliation between reported income tax expense and the amount computed by applying the U.S. federal statutory income tax rate of 34% to income before income taxes is as follows:

	Year ended		Year ended
	December 31, 2012		December 31, 2011
	Amount	Percentage of Pretax Income	Amount	Percentage of Pretax Income
Federal income tax expense computed at the statutory rate	$239,021	34.0%	$554,815	34.0%
State income tax expense, net of federal benefit	90,584	12.9	116,900	7.2
Nondeductible expenses	9,996	1.4	5,418	0.3
Acquisition related costs	243,066	34.6	-	-
Incentive stock options	62,783	8.9	156,295	9.6
Other	-	-	(4,823)	-
Income tax expense, as reported	$645,450	91.8%	$828,605	51.1%

The following table is a summary of the tax effect of temporary differences that give rise to deferred tax assets and liabilities at December 31:

Deferred tax assets:	2012	2011
Allowance for credit losses	$258,736	$325,284
Expensed start up costs	16,319	17,625
Depreciation and amortization	10,877	4,657
Non-qualified stock option expense	77,949	40,000
Non-deductible operating expenses for real estate acquired through foreclosure	148,757	-
Total deferred tax assets	512,638	387,566
Deferred tax liabilities:
Valuations of real estate acquired through foreclosure	32,359	87,706
Core deposit intangible	68,561	104,646
Net unrealized gains on securities available for sale	169,456	149,113
Other	3,073	3,073
Total deferred tax liabilities	273,449	344,538

Net deferred tax assets	$239,189	$43,028

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

14. COMMITMENTS AND CONTINGENCIES

        The Company is a party to financial instruments with off-balance sheet risk in the normal course of business.  These financial instruments may include commitments to extend credit and standby letters of credit.  The Company uses these financial instruments to meet the financing needs of its customers.  Financial instruments involve, to varying degrees, elements of credit, interest rate and liquidity risk.  These do not represent unusual risks and management does not anticipate any losses which would have a material effect on the accompanying consolidated financial statements.

Outstanding loan commitments and lines and letters of credit at December 31 are as follows:

	2012	2011
Loan commitments	$3,367,392	$812,538
Unused lines of credit	16,782,690	20,046,902
Standby letters of credit	954,194	1,254,268

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  The Company generally requires collateral to support financial instruments with credit risk on the same basis as it does for on-balance sheet instruments.  The collateral requirement is based on management's credit evaluation of the counter party.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since many of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements.  Each customer's credit-worthiness is evaluated on a case-by-case basis.

        Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

        In the ordinary course of business, the Company has various outstanding contingent liabilities that are not reflected in the accompanying consolidated financial statements.  In the opinion of management, after consulting with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the financial condition of the Company.

15. REGULATORY MATTERS

        The Company and the Bank are subject to various regulatory capital requirements administered by federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and the Bank's financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices.  The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

        In addition, the FDIC’s Statement of Policy on Qualifications for Failed Bank Acquisitions provides that the Bank shall maintain its Tier 1 common equity capital to total assets ratio at not less than 10% during the first three years of operation.  At December 31, 2012, the Bank exceeded this requirement with a ratio of 22.23%.

        Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and Tier I capital (as defined) to adjusted assets (as defined).

Since inception, the Bank’s regulatory capital was in excess of all applicable requirements and as of December 31, 2012 has been categorized as “well capitalized” by the OCC.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

The Company’s actual capital amounts and ratios as of December 31, 2012 are presented in the following table:

Dollars In Thousands	Actual		For Capital Adequacy Purpose		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Risk-Based Capital to Risk Weighted Assets:
Consolidated	$32,046	29.48%	$8,696	8.0%	N/A	N/A
Bank	$30,128	27.76%	$8,681	8.0%	$10,852	10.00%

Tier I Risk-Based Capital to Risk Weighted Assets:
Consolidated	$31,390	28.88%	$4,348	4.0%	N/A	N/A
Bank	$29,472	27.16%	$4,341	4.0%	$6,511	6.00%

Tier I Capital to Adjusted Total Assets:
Consolidated	$31,390	23.67%	$5,306	4.0%	N/A	N/A
Bank	$29,472	22.23%	$5,303	4.0%	$6,629	5.00%

Tangible Capital to Tangible Assets:
Consolidated	$31,390	23.67%	$2,653	2.0%	N/A	N/A
Bank	$29,472	22.23%	$2,652	2.0%	N/A	N/A

The Company’s actual capital amounts and ratios as of December 31, 2011 are presented in the following table:

Dollars In Thousands	Actual		For Capital Adequacy Purpose		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Risk-Based Capital to Risk Weighted Assets:
Consolidated	$31,661	30.51%	$8,301	8.00%	N/A	N/A
Bank	$29,646	28.59%	$8,297	8.00%	$10,371	10.00%

Tier I Risk-Based Capital to Risk Weighted Assets:
Consolidated	$30,901	29.78%	$4,151	4.00%	N/A	N/A
Bank	$28,886	27.85%	$4,148	4.00%	$6,223	6.00%

Tier I Capital to Adjusted Total Assets:
Consolidated	$30,901	23.91%	$5,171	4.00%	N/A	N/A
Bank	$28,886	22.36%	$5,168	4.00%	$6,460	5.00%

Tangible Capital to Tangible Assets:
Consolidated	$30,901	23.91%	$2,585	2.00%	N/A	N/A
Bank	$28,886	22.36%	$2,584	2.00%	N/A	N/A

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

        The OCC is required to take certain supervisory actions against undercapitalized FSBs, the severity of which depends upon the FSB’s degree of capitalization.  The OCC also could take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

        Banking regulations also limit the amount of dividends that may be paid without prior approval by an FSB's regulatory agencies.  The Company does not plan to pay dividends during the first 3 years of operation.  Any future dividends declared are subject to the discretion and approval of the board of directors and certain regulatory agencies.

        A FSB or thrift differs from a commercial bank in that it is subject to various regulations and limits mandated by the Home Owners’ Loan Act (“HOLA”).  For instance, FSB’s are required to maintain at least 65% of their total assets in HOLA-qualifying loans and investments, such as loans for the purchase, refinance, construction, improvement, or repair of residential real estate, home equity loans, educational loans and small business loans. To maintain its FSB charter, the Bank must pass the Qualified Thrift Lender ("QTL") test, in nine out of the twelve immediately preceding months.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

16. FAIR VALUE OF FINANCIAL INSTRUMENTS

        The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures.  In accordance with ASC Topic 820, Fair Value Measurements and Disclosures, the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Fair value is best determined based upon quoted market prices.  However, in many instances, there are no quoted market prices for the Company’s various financial instruments.  In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques.  Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.  Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

        The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions.  If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate.  In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment.  The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

The Fair Value Hierarchy

        In accordance with this guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

        Level 1 - Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.  Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market.  Valuations are obtained from readily available pricing sources for market transactions involving identical assets and liabilities.

        Level 2 - Valuation is based on inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.  The valuation may be based on quoted prices for similar assets and liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

        Level 3 – Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.  Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

The following methods and assumptions were used by the Company in estimating fair value measurements for financial instruments:

Investment Securities Available for Sale

        Investment securities available for sale are recorded at fair value on a recurring basis.  The fair value of investment securities available for sale is the market value based on quoted market prices, when available (Level 1).  If listed prices or quotes are not available, fair value is based upon quoted market prices for similar assets or, due to the limited market activity of the instrument, externally developed models that use significant observable inputs (Level 2) or externally developed models that use unobservable inputs due to limited or no market activity of the instrument (Level 3).  It includes model pricing, defined as valuing securities based upon their relationship with other benchmark securities and market information from third party sources.  In the absence of current market activity, securities may be evaluated either by reference to similarly situated bonds or based on the liquidation value or restructuring value of the underlying assets.  There was no change in valuation techniques used to measure fair value of securities available for sale for the year ended December 31, 2012.

Loans and Real Estate Acquired Through Foreclosure

        The Company does not record loans at fair value on a recurring basis, however, from time to time, a loan is considered impaired and, if appropriate, a specific allowance for credit loss is established.  Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan are considered impaired.  Once a loan is identified as individually impaired, management measures impairment in accordance with FASB ASC Topic 310, Receivables.  Impairment is estimated using one of several methods, including the discounted cash flows, collateral value, or observable market price.  Those impaired loans not requiring a specific allowance represent loans for which the fair value of expected repayments or collateral exceed the recorded investment in such loans.

        The value of real estate acquired through foreclosure is determined at the time of foreclosure and generally is based on fair value (as determined by third party real estate appraisals) less the estimated cost of disposal.  Also at the time of foreclosure, the excess (if any) of the carrying value of the underlying loan receivable over the fair value less the estimated cost of disposal, is charged-off against the allowance for credit losses before transferring the remaining balance from loan receivable into real estate acquired through foreclosure.

        In accordance with FASB’s guidance, impaired loans where an allowance is established based on the fair value of collateral and real estate acquired through foreclosure require classification in the fair value hierarchy.  When the fair value of the collateral is based on an observable market price or a current appraised value, the Company measures and records the loan or real estate acquired through foreclosure as nonrecurring Level 2.  When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company measures and records the loan or real estate acquired through foreclosure as nonrecurring Level 3.  The value of real estate collateral is determined based on appraisals by qualified licensed appraisers hired by the Company.  Impaired loans and real estate acquired through foreclosure are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors identified above.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

Assets Recorded at Fair Value on a Recurring Basis

The table below presents the recorded amount of assets measured at fair value on a recurring basis as of December 31, 2012:

	Carrying Value (Fair Value)	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)

Investment securities available for sale	$9,716,626	$-	$9,716,626	$-

The table below presents the recorded amount of assets measured at fair value on a recurring basis as of December 31, 2011:

	Carrying Value (Fair Value)	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)

Investment securities available for sale	$14,674,092	$-	$14,674,092	$-

Assets Recorded at Fair Value on a Nonrecurring Basis

        On a nonrecurring basis, the Company may be required to measure certain assets at fair value in accordance with generally accepted accounting principles.  These adjustments usually result from write-downs of specific assets.

The following table includes the assets measured at fair value on a nonrecurring basis as of December 31, 2012:

	Carrying Value (Fair Value)	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)

Impaired Loans	$631,483	$-	$-	$631,483
Real estate acquired through foreclosure	$1,151,256	$-	$-	$1,151,256

The following table includes the assets measured at fair value on a nonrecurring basis as of December 31, 2011:

	Carrying Value (Fair Value)	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)

Impaired Loans	$1,263,346	$-	$-	$1,263,346
Real estate acquired through foreclosure	$1,504,101	$-	$-	$1,504,101

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

        The Company discloses fair value information about financial instruments, for which it is practicable to estimate the value, whether or not such financial instruments are recognized on the balance sheets.  Fair value is the amount at which a financial instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation, and is best evidenced by a quoted market price, if one exists.

        Quoted market prices, where available, are shown as estimates of fair market values.  Because no quoted market prices are available for a significant part of the Company's financial instruments, the fair values of such instruments have been derived based on the amount and timing of estimated future cash flows and using market discount rates.

        Present value techniques used in estimating the fair value of many of the Company's financial instruments are significantly affected by the assumptions used.  In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate cash settlement of the instrument.  Additionally, the accompanying estimates of fair values are only representative of the fair values of the individual financial assets and liabilities and should not be considered an indication of the fair value of the Company.

The following disclosure of estimated fair values of the Company's financial instruments at December 31 is made in accordance with the requirements of ASC Topic 820:

		2012		2011
	Fair Value Hierarchy	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Financial Assets:
Cash and cash equivalents	Level 1	$19,684,829	$19,684,829	$15,437,408	$15,437,408
Investment securities AFS	Level 2	9,716,626	9,716,626	14,674,092	14,674,092
Restricted equity securities	Level 2	259,800	259,800	489,900	489,900
Loans, net of allowances	Level 3	101,080,230	102,085,888	96,195,396	97,100,468
Accrued interest receivable	Level 2	330,639	330,639	404,199	404,199

Financial Liabilities:
Deposits	Level 3	$100,672,130	$100,923,598	$97,959,516	$98,017,352
Accrued interest payable	Level 2	54,429	54,429	57,431	57,431

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

The following methods and assumptions were used to estimate the fair value of each category of financial instruments for which it is practicable to estimate that value:

Cash and due from banks, federal funds sold and overnight investments. The carrying amount approximated the fair value.

Investment Securities. The fair value for GSE residential mortgage-backed securities was based upon inputs other than quoted market prices that are observable such as interest rates and yield curves that are observable at commonly quoted intervals.

Restricted equity securities. The fair values of FHLB and ACBB stock are not readily determinable since these stocks are restricted as to marketability.  Therefore, the par or carrying value is assumed to approximate fair value.

Loans.  The fair value for variable-rate loans that reprice frequently and with no significant change in credit risk was assumed to approximate the carrying value.  The fair value for fixed rate loans was estimated by computing the discounted value of estimated cash flows, adjusted for probable credit losses, for pools of loans having similar characteristics. The discount rate was based upon the current market rate for a similar loan. Non-performing loans have an assumed interest rate of 0%.

Accrued interest receivable and payable. The carrying amount approximated the fair value of accrued interest, considering the short-term nature of the instrument and its expected collection.

Deposit liabilities.  The fair value of demand, money market savings and regular savings deposits, which have no stated maturity, were considered equal to their carrying amount, representing the amount payable on demand.  The fair value of time deposits was based upon the discounted value of contractual cash flows at current rates for deposits of similar remaining maturity.

Off-balance sheet instruments.  The Company charges fees for commitments to extend credit. Interest rates on loans, for which these commitments are extended, are normally committed for periods of less than one month. Fees charged on standby letters of credit and other financial guarantees are deemed to be immaterial and these guarantees are expected to be settled at face amount or expire unused. It is impractical to assign any fair value to these commitments.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

17. PARENT COMPANY FINANCIAL INFORMATION

Condensed financial information for Jefferson Bancorp, Inc. (Parent Only) is as follows:

CONDENSED BALANCE SHEETS
December 31, 2012 and 2011
	2012	2011
ASSETS
Cash and cash equivalents	$2,510,596	$1,966,289
Investment in subsidiary	29,905,951	29,393,696
Other assets	45,288	49,035
Total Assets	$32,461,835	$31,409,020

LIABILITIES
Accrued expenses and other liabilities	$637,419	$14,145
Total Liabilities	637,419	14,145

STOCKHOLDERS' EQUITY
Common stock - $.01 par value:
5,000,000 shares authorized, 2,625,000 and 2,620,000 shares issued and outstanding at December 31, 2012 and 2011, respectively	26,250	26,200
Additional paid in capital	27,075,611	26,734,899
Retained earnings	4,462,463	4,404,910
Accumulated other comprehensive income	260,092	228,866
Total Stockholders' Equity	31,824,416	31,394,875

Total Liabilities and Stockholders' Equity	$32,461,835	$31,409,020

CONDENSED STATEMENTS OF OPERATIONS
For the years ended December 31, 2012 and 2011

	2012	2011

Interest on overnight investments	$4,841	$4,360
Net interest income	4,841	4,360
Noninterest expense	172,361	58,033
Loss before income taxes and equity in undistributed net income of subsidiary	(167,520)	(53,673)
Income tax benefit	10,763	18,249
Loss before equity in undistributed net income of subsidiary	(156,757)	(35,424)
Equity in undistributed net income of subsidiary	214,310	838,628
Net Income	$57,553	$803,204

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

CONDENSED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2012 and 2011

	2012	2011
Cash Flows From Operating Activities
Net Income	$57,553	$803,204
Adjustments to reconcile net income to net cash used in operating activities:
Equity in undistributed net income of subsidiary	(214,310)	(838,628)
Net decrease in other assets	3,747	2,367
Net increase in accrued expenses and other liabilities	646,057	871
Net cash used provided by (used in) operating activities	493,047	(32,186)

Cash Flows From Financing Activities
Proceeds from (payment for) issuance (redemption) of common stock	59,900	(75,000)
Proceeds from exercise of stock options	40,000	-
Repurchase and retirement of common stock	(48,640)	-
Net cash provided by (used in) financing activities	51,260	(75,000)

Net increase (decrease) in cash and cash equivalents	544,307	(107,186)
Cash and cash equivalents at beginning of period	1,966,289	2,073,475
Cash and cash equivalents at end of period	$2,510,596	$1,966,289

JEFFERSON BANCORP, INC. AND SUBSIDIARY
Notes to Condensed Financial Statements

18. SUBSEQUENT EVENTS

        The Company has evaluated subsequent events for potential recognition and/or disclosure through March 29, 2013, the date the financial statements were available to be issued.  Except as disclosed below, there are no other recognized or non-recognized subsequent events that warrant inclusion or disclosure in these consolidated financial statements.

        On February 28, 2013, the Company, Financial Services Partners Fund I, LLC (“FSPF”), and Carrollton Bancorp (“Carrollton”) entered into the Second Amendment (“Amendment”) to Agreement and Plan of Merger, dated as of April 8, 2012, as amended as of May 7, 2012 (the “Merger Agreement”).  Pursuant to the Amendment, the Merger Agreement may be terminated by the Company or Carrollton at any time after either March 15, 2013 or after April 19, 2013, depending on the timing of the receipt of a designated regulatory approval.  Previously, the Merger Agreement could have been terminated by either party at any time after February 28, 2013 if the merger had not been completed on or before that date.

        On March 14, 2013, the Federal Reserve Bank of Richmond, acting under authority delegated by the Board of Governors of the Federal Reserve System, approved (1) the acquisition by Hovde Acquisition I LLC, Hovde Private Equity Advisors LLC and FSPF of 100% of the voting securities of Carrollton pursuant to the Merger Agreement and (2) Carrollton to become a savings and loan holding company through the merger of Carrollton with Jefferson pursuant to the Merger Agreement.  On March 22, 2013, the Office of the Comptroller of the Currency (“OCC”), approved the merger of Carrolton Bank into Bay Bank.  In their approval letter, the OCC waived the QTL test with regard to the Bank during the first two years following the merger.

        As receipt of these regulatory approvals were the remaining conditions for closing the merger transaction, the Company expects to consummate the merger with Carrollton and the merger of Carrollton Bank into Bay Bank effective with the close of business on April 19, 2013.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2013	2012
	(unaudited)
ASSETS

Cash and due from banks	$15,288,579	$18,901,914
Federal funds sold and other overnight investments	1,736,100	782,915
Cash and cash equivalents	17,024,679	19,684,829

Investment securities available for sale (AFS) - at fair value	8,564,821	9,716,626
Restricted equity securities, at cost	225,000	259,800

Loans, net of unearned fees	102,613,122	101,736,172
Less: Allowance for credit losses	(642,726)	(655,942)
Loans, net	101,970,396	101,080,230

Real estate acquired through foreclosure	1,376,108	1,151,256
Premises and equipment, net	381,846	394,425
Core deposit intangible	155,709	173,815
Deferred tax asset	408,320	239,189
Accrued interest receivable and other assets	508,571	543,698

Total Assets	$130,615,450	$133,243,868

LIABILITIES

Noninterest-bearing deposits	$20,292,523	$22,005,741
Interest-bearing deposits	77,871,720	78,666,389
Total deposits	98,164,243	100,672,130

Accrued expenses and other liabilities	461,443	747,322

Total Liabilities	98,625,686	101,419,452

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS' EQUITY

Common stock, $.01 par value:
Authorized 5,000,000 shares: 2,625,000 issued and outstanding	26,250	26,250
Additional paid in capital	27,140,729	27,075,611
Retained earnings	4,583,743	4,462,463
Accumulated other comprehensive income	239,042	260,092
Total Stockholders' Equity	31,989,764	31,824,416

Total Liabilities and Stockholders' Equity	$130,615,450	$133,243,868

See accompanying notes to consolidated financial statements.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended
	March 31,
	2013	2012

INTEREST INCOME:
Interest and fees on loans	$2,169,793	$2,643,047
Interest on federal funds sold and other overnight investments	11,996	8,047
Taxable interest and dividends on investment securities	48,891	59,619
Total interest income	2,230,680	2,710,713

INTEREST EXPENSE:
Interest on deposits	145,558	147,700
Interest on short-term borrowings	139	-
Total interest expense	145,697	147,700

Net interest income	2,084,983	2,563,013

Provision for credit losses	29,381	149,955

Net interest income after provision for credit losses	2,055,602	2,413,058

NONINTEREST INCOME:
Net gain on sale of real estate acquired through foreclosure	-	103,606
Service charges on deposit accounts	17,777	21,698
Other income	29,846	139,767
Total noninterest income	47,623	265,071

NONINTEREST EXPENSE:
Salaries and employee benefits	962,924	1,041,703
Occupancy expenses	99,455	98,096
Furniture and equipment expenses	56,780	54,522
Legal, accounting and other professional fees	374,105	309,085
Data processing and items processing services	110,788	127,841
FDIC insurance costs	25,176	25,436
Advertising and marketing related expenses	88,576	70,758
Foreclosed property expenses	41,840	103,142
Loan collection costs	10,420	23,020
Core deposit intangible amortization	18,106	27,636
Other expenses	105,256	114,791
Total noninterest expense	1,893,426	1,996,030

Income before income taxes	209,799	682,099
Income tax expense	88,519	293,985
Net Income	$121,280	$388,114

See accompanying notes to consolidated financial statements.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended
	March 31,
	2013	2012
Net Income	$121,280	$388,114
Changes in net unrealized (loss) gain on securities available for sale, net of income tax benefit of $13,713 and income tax expense of $20,865 in 2013 and 2012, respectively	(21,050)	32,027
Total comprehensive income	$100,230	$420,141

See accompanying notes to consolidated financial statements.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(UNAUDITED)

	Three Months Ended March 31, 2013
	Common Stock	Additional Paid in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
Balance, December 31, 2012	$26,250	$27,075,611	$4,462,463	$260,092	$31,824,416
Stock-based compensation	-	65,118	-	-	65,118
Comprehensive income	-	-	121,280	(21,050)	100,230
Balance, March 31, 2013	$26,250	$27,140,729	$4,583,743	$239,042	$31,989,764

	Three Months Ended March 31, 2012
	Common Stock	Additional Paid in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total
Balance, December 31, 2011	$26,200	$26,734,899	$4,404,910	$228,866	$31,394,875
Stock-based compensation	-	84,660	-	-	84,660
Comprehensive income	-	-	388,114	32,027	420,141
Balance, March 31, 2012	$26,200	$26,819,559	$4,793,024	$260,893	$31,899,676

See accompanying notes to consolidated financial statements.

JEFFERSON BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended
	March 31,
	2013	2012

Cash Flows From Operating Activities:
Net Income	$121,280	$388,114
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	20,249	20,194
Stock-based compensation	65,118	84,660
Amortization of investment premiums	34,882	70,088
Accretion on acquired loans	(822,846)	(3,586,883)
Amortization of core deposit intangibles	18,106	27,636
Provision for credit losses	29,381	149,955
Net gain on sale of real estate acquired through foreclosure	-	(103,606)
Write down of real estate acquired through foreclosure	-	34,268
Net increase in deferred income taxes	(155,418)	(149,702)
Net decrease (increase) in accrued interest receivable and other assets	35,127	(80,291)
Net decrease in accrued expenses and other liabilities	(285,879)	(97,367)
Net cash used in operating activities	(940,000)	(3,242,934)

Cash Flows From Investing Activities:
Redemptions and maturities of investment securities available for sale	1,082,160	1,334,037
Redemption of Federal Home Loan Bank stock	34,800	-
Net (increase) decrease in loans	(605,053)	3,549,083
Proceeds from sale of real estate acquired through foreclosure	283,500	565,924
Purchases of premises and equipment	(7,670)	(139,858)
Net cash provided by investment activities	787,737	5,309,186

Cash Flows From Financing Activities:
Net decrease in deposits	(2,507,887)	(8,480,214)
Net cash used in financing activities	(2,507,887)	(8,480,214)

Net decrease in cash and cash equivalents	(2,660,150)	(6,413,962)
Cash and cash equivalents at beginning of period	19,684,829	15,437,408
Cash and cash equivalents at end of period	$17,024,679	$9,023,446

Supplemental information:
Interest paid on deposits	$149,319	$150,474
Income taxes paid	$300,000	$527,000
Transfer of loans to real estate acquired through foreclosure	$508,352	$318,500

See accompanying notes to consolidated financial statements.

JEFFERSON BANCORP, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements
(Unaudited)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

        The consolidated financial statements include the accounts of Jefferson Bancorp, Inc and its wholly owned subsidiary, Bay Bank, FSB (the “Bank”), collectively (the “Company”).  All significant intercompany balances and transactions have been eliminated in consolidation.  The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("U.S. GAAP") and to general practices in the banking industry.

         The consolidated financial statements as of March 31, 2013, and for the three months ended March 31, 2013 and 2012, included herein have not been audited.  The December 31, 2012 Balance Sheet is derived from the audited financial statements.  Certain information and footnote disclosures normally included in financial statements prepared  in accordance with U.S. GAAP have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, although the Company believes that the disclosures made are adequate to make the information not misleading.  These financial statements should be read in conjuction with the Company's 2012 Financial Report.  The accompanying consolidated financial statements reflect all adjustments, which are, in the opinion of management, necessary to present a fair statement of the results for the interim periods presented.  Such adjustments are of a normal recurring nature.  The results for the three month period ended March 31, 2013 are not necessarily indicative of the results that may be expected for the year ending December 31, 2013.

Subsequent Events

        On April 19, 2013, the Company completed its previously announced merger (the "Merger") with Carrollton Bancorp ("Carrollton"), parent company for Carrollton Bank.  Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of April 8, 2012 (as amended, the "Merger Agreement"), by and among the Company, Carrollton, and Financial Services Partners Fund I (“FSPF”), the Company merged with and into Carrollton, with Carrollton continuing as the surviving corporation, and Carrollton Bank merged with and into Bay Bank, with Bay Bank as the surviving bank entity.  Prior to the completion of the Merger, on April 18, 2013, FSPF purchased from the Company 918,197 shares of common stock of the Company at a per share price of $11.98, for an aggregate cash consideration of $11 million (the "Investment").

        Upon closing of the Merger, each outstanding share of the Company's common stock was converted into the right to receive 2.2217 shares of Carrollton's common stock.  As a result of the Merger, Carrollton issued approximately 7.9 million shares of Carrollton common stock to the Company's stockholders in the aggregate.  Pursuant to the terms and conditions of the Merger Agreement, the holders of the Carrollton common stock elected to tender approximately 42% of the shares outstanding immediately prior to the Investment for cash at a value of $6.20 per share (the "Cash Election").  As a result of the Merger and after giving effect to the Cash Election, FSPF owned approximately 84% of the outstanding common stock of Carrollton, and the holders of the Carrollton stock immediately prior to the Investment owned approximately 16% of Carrollton's outstanding common stock.

        Since the number of shares of Carrollton common stock issued to the Company’s stockholders in connection with the Merger exceeded 50% of the number of issued and outstanding shares of Carrollton common stock immediately after the Merger, the Merger is treated as a reverse acquisition of assets and a recapitalization for accounting purposes.  Therefore, the Company is deemed to have acquired Carrollton for accounting purposes, and the historical financial statements of the Company became Carrollton’s historical financial statements pursuant to generally accepted accounting principles.

Use of Estimates

        The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

        Material estimates that are particularly susceptible to significant change in the near term include the determination of the allowance for credit losses, the valuation of deferred tax assets, the valuation of real estate acquired through foreclosure, and the estimate of expected cash flows for loans acquired with deteriorated credit quality.

JEFFERSON BANCORP, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements
(Unaudited)

Cash and Cash Equivalents

        The Company has included cash and due from banks, and federal funds sold and other overnight investments as cash and cash equivalents for the purpose of reporting cash flows.  Cash equivalents include short-term investments with an original maturity of 90 days or less, which consist of interest-bearing deposits in other financial institutions.

Investment Securities

        Investment securities classified as available for sale are recorded at fair value.  Temporary unrealized gains or losses on available for sale securities are excluded from net income and reported as an amount net of taxes as a separate component of other comprehensive income (loss) included in stockholders’ equity.  Premiums or discounts on available for sale securities are amortized or accreted into income using the interest method.  For mortgage-backed securities, the amortization or accretion is based on estimated average lives of the securities.  The lives of these securities can fluctuate based on the amount of prepayments received on the underlying collateral of the securities.  Realized gains or losses are recorded on the trade date using the specific identification method.

        Management evaluates securities for other-than-temporary impairment on at least a quarterly basis, and more frequently when economic or market concern warrants such evaluation.  Debt securities with a decline in fair value below their cost that are deemed to be other-than-temporarily impaired are reflected in earnings as realized losses to the extent impairment is related to credit losses.  The amount of the impairment for debt securities related to other factors is recognized in other comprehensive income (loss).  In evaluating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the reasons for the decline in value, (3) the financial position and access to capital of the issuer, including the current and future impact of any specific events, and (4) for fixed maturity securities, whether the Company intends to sell the security, or it is more likely than not that the Company will be required to sell the security before recovery of the cost basis, which may be maturity.  No investment securities held by the Company as of March 31, 2013 and December 31, 2012 were subject to a write-down due to credit related other-than-temporary impairment.

Restricted Equity Securities, At Cost

        The Bank is required to maintain a minimum investment in capital stock of Atlantic Central Bankers Bank (“ACBB”) as a condition for being approved for a $3 million unsecured overnight federal funds line.  The Bank also maintains an investment in the Federal Home Loan Bank of Atlanta (“FHLB”).  Since no ready market exists for these stocks and they have no quoted market value, the Bank’s investments in these stocks are carried at cost.  Management reviews for impairment based on the ultimate recoverability of the cost basis in these securities.  The stocks’ values are determined by the ultimate recoverability of the par values rather than by recognizing temporary declines.  Management considers such criteria as the significance of a decline in net assets, if any, the length of time the situation has persisted, commitments by the institutions to make payments required by law or regulation, the impact of legislative or regulatory changes on the customer base and the bank’s liquidity position.

The Company’s holdings of restricted stock investments consist of the following:

	March 31, 2013	December 31, 2012
Federal Home Loan Bank stock	$160,000	$194,800
Atlantic Central Bankers Bank stock	65,000	65,000
Total restricted equity securities	$225,000	$259,800

JEFFERSON BANCORP, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements
(Unaudited)

Originated Loans

        Loans are generally stated at the principal amount outstanding net of any deferred fees and costs.  Interest income on loans is accrued at the contractual rate on the principal amount outstanding.  It is the Company’s policy to discontinue the accrual of interest when circumstances indicate that collection is doubtful.  The accrual of interest is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection.  Past due status is based on contractual terms of the loan.  Generally, loans are placed on non-accrual status once they are determined to be impaired or when principal or interest payments are 90 or more days past due.  Previously accrued but uncollected interest income on these loans is reversed against interest income.  Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured.  Fees charged and costs capitalized for originating certain loans are amortized by the interest method over the term of the loan.

        Loans are considered impaired when, based on current information, it is probable that the Bank will not collect all principal and interest payments according to contractual terms.  Impaired loans do not include large groups of smaller balance homogeneous credits such as residential real estate and consumer installment loans, which management evaluates collectively for impairment.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reason for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  Impaired loans are measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate.  However, as a practical expedient, management may measure impairment based on a loan’s observable market price or the fair value of the collateral if repayment of the loan is collateral-dependent.  For collateral-dependent loans, any measured impairment is properly charged-off in the applicable reporting period.

Accounting for Certain Loans or Debt Securities Acquired in a Transfer

        On July 9, 2010, the Company acquired substantially all assets and assumed all deposits and certain other liabilities related to the two former branch offices of Bay National Bank ("BNB").  The Company’s acquired loans from the BNB acquisition were recorded at fair value at the acquisition date and no separate valuation allowance was established.  The initial fair values were determined by a valuation specialist that estimated the expected cash flows and discounted them at appropriate rates.  The discount rates were based on market rates for new originations of comparable loans and did not include a factor for credit losses as that was included in the estimated cash flows.

        Accounting Standards Codification (“ASC”) Topic 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality, applies to loans acquired in a transfer with evidence of deterioration of credit quality for which it is probable, at acquisition, that the investor will be unable to collect all contractually required payments receivable.  If both conditions exist, the Company determines whether to account for each loan individually or whether such loans will be assembled into pools based on common risk characteristics such as credit score, loan type, and origination date.  Based on this evaluation, the Company determined that the loans acquired from the BNB acquisition subject to ASC Topic 310-30 would be accounted for individually.

        The Company considered expected prepayments and estimated the total expected cash flows, which includes undiscounted expected principal and interest.  The excess of that amount over the fair value of the loan is referred to as accretable yield.  Accretable yield is recognized as interest income on a constant yield basis over the expected life of the loan.  The excess of the contractual cash flows over expected cash flows is referred to as nonaccretable difference and is not accreted into income.  Over the life of the loan, the Company continues to estimate expected cash flows.  Subsequent decreases in expected cash flows are recognized as impairments in the current period through the allowance for credit losses.  Subsequent increases in cash flows to be collected are first used to reverse any existing valuation allowance and any remaining increase is recognized prospectively through an adjustment of the loan’s yield over its remaining life.

        ASC Topic 310-20, Nonrefundable Fees and Other Costs, was applied to loans not considered to have deteriorated credit quality at acquisition.  Under ASC Topic 310-20, the difference between the loan’s principal balance at the time of purchase and the fair value is recognized as an adjustment of yield over the life of the loan.

JEFFERSON BANCORP, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements
(Unaudited)

Allowance for Credit Losses

        The allowance for credit losses (the "allowance") is established to estimate losses that have occurred on loans by recording a provision for credit losses charged to earnings.  Loans are charged-off when management believes the uncollectibility of a loan or any portion thereof is confirmed.  Subsequent recoveries, if any, are credited to the allowance.

        The allowance is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions.  This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

        The allowance consists of specific and general components.  The specific component relates to loans that are classified as impaired.  For those loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan.  For impaired loans, any measured impairment is properly charged-off against the loan and allowance in the applicable reporting period.  The general component covers loans that are not classified as impaired and is based on historical loss experience and several qualitative factors.  These qualitative factors address various risk characteristics in the Company’s loan portfolio after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss data.

         While management believes it has established the allowance for credit losses in accordance with U.S. GAAP and has taken into account the views of its regulators and the current economic environment, there can be no assurance that in the future the Company’s regulators or the economic environment will not require further increases in the allowance.

Real Estate Acquired Through Foreclosure

        The Company records foreclosed real estate assets at fair value less estimated costs to sell at the time of acquisition.  Estimated fair value is based upon many subjective factors, including location and condition of the property and current economic conditions, among other things.  Since the calculation of fair value relies on estimates and judgments relating to inherently uncertain events, results may differ from the Company’s estimates.

        Write-downs at the time of acquisition are made through the allowance for credit losses.  Write-downs for subsequent declines in value are included in the Company’s noninterest expense, along with operating income, net of related expenses of such properties.  Gains or losses realized upon disposition are included in noninterest income.

Stock-Based Compensation

        Stock-based compensation expense is recognized over the employee’s service period, which is generally defined as the vesting period, of the stock-based grant based on the estimated grant date fair value.   A Black-Scholes option pricing model is used to estimate the fair value of the stock options.

JEFFERSON BANCORP, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements
(Unaudited)

Income Taxes

        The Company uses the liability method of accounting for income taxes.  Under the liability method, deferred tax assets and liabilities are determined based on differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities (i.e., temporary differences) and are measured at the enacted rates in effect when these differences reverse.

        Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.   Realization of deferred tax assets is dependent on generating sufficient taxable income in the future.

        When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that ultimately would be sustained.  The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more-likely-than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  The evaluation of a position taken is considered by itself and not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.  The portion of benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.  Management evaluated the Company's tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the consolidated financial statements.

        It is the Company’s policy to recognize interest and penalties related to unrecognized tax liabilities within income tax expense in the statement of operations.

Recent Accounting Pronouncements and Developments

        In February 2013, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2013-02 "Comprehensive Income (Topic 220) - Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income."  ASU 2013-02 does not change the current requirements for reporting net income or other comprehensive income in financial statements.  However, the amendments require an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component.  In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period.  For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts.  Substantially all of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP.  However, the new requirement about presenting information about amounts reclassified out of accumulated other comprehensive income and their corresponding effect on net income will present, in one place, information about significant amounts reclassified and, in some cases, cross-references to related footnote disclosures.  Prior to implementation of ASU 2013-02, this information was presented in different places throughout the financial statements.  ASU 2013-02 was effective for reporting periods beginning after December 15, 2012.  Adoption of this guidance did not have a material impact on the Company's consolidated financial statements.

JEFFERSON BANCORP, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements
(Unaudited)

2. INVESTMENT SECURITIES AVAILABLE FOR SALE

        At March 31, 2013 and December 31, 2012, the Company’s securities portfolio consists entirely of government sponsored enterprises (“GSE”) residential mortgage-backed securities.  Amortized cost and estimated fair value of investment securities available for sale are summarized as follows:

	Amortized	Gross Unrealized		Estimated Fair
	Cost	Gains	Losses	Value

March 31, 2013	$8,170,036	$394,785	$-	$8,564,821

December 31, 2012	$9,287,078	$429,548	$-	$9,716,626

There were no sales of investments available for sale during the three months ended March 31, 2013 and 2012.

As of March 31, 2013 and December 31, 2012, the investment securities portfolio had no unrealized loss positions.

        The Bank's mortgage backed securities portfolio does not have a single maturity date and issuers have the right to call or repay obligations with or without call or prepayment penalties, thus presentation of a maturity table is not applicable.

At March 31, 2013 and December 31, 2012, the Bank had no pledged investment securities.

3. LOANS AND ALLOWANCE FOR CREDIT LOSSES

        The fundamental lending business of the Company is based on understanding, measuring, and controlling the credit risk inherent in the loan portfolio.  The Company's loan portfolio is subject to varying degrees of credit risk.  These risks entail both general risks, which are inherent in the lending process, and risks specific to individual borrowers.  The Company's credit risk is mitigated through portfolio diversification, which limits exposure to any single customer, industry or collateral type.  The loan portfolio segment balances are presented in the following table:

	March 31, 2013	December 31, 2012
Commercial & Industrial	$23,067,137	$20,601,207
Commercial Real Estate	41,919,798	39,906,055
Residential Real Estate	22,187,934	22,229,445
Home Equity Line of Credit	8,248,294	10,284,221
Land	1,446,260	3,098,973
Construction	4,759,308	4,704,581
Consumer & Other	984,391	911,690
Total Loans	102,613,122	101,736,172
Less: Allowance for Credit Losses	(642,726)	(655,942)
Net Loans	$101,970,396	$101,080,230

At March 31, 2013 and December 31, 2012, loans not considered to have deteriorated credit quality at acquisition had a total remaining unamortized discount of $1,736,446 and $2,144,901, respectively.

JEFFERSON BANCORP, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements
(Unaudited)

Portfolio Segments:

        The Company currently manages its credit products and the respective exposure to credit losses by the following specific portfolio segments, which are levels at which the Company develops and documents its systematic methodology to determine the allowance for credit losses.  The Company considers each loan type to be a portfolio segment having unique risk characteristics.

        Commercial & Industrial - Commercial & Industrial ("C&I") loans are made to provide funds for equipment and general corporate needs.  Repayment of these loans primarily uses the funds obtained from the operation of the borrower's business.  C&I loans also include lines of credit that are utilized to finance a borrower's short-term credit needs and/or to finance a percentage of eligible receivables or inventory.  Of primary concern in C&I lending is the borrower's creditworthiness and ability to successfully generate sufficient cash flow from their business to service the debt.

        Commercial Real Estate- Commercial Real Estate loans are bifurcated into Investor and Owner Occupied types (classes).  Commercial investor real estate loans consist of loans secured by non-owner occupied properties and involves investment properties for warehouse, retail, apartment, and office space with a history of occupancy and cash flow.  This commercial real estate class contains mortgage loans to the developers and owners of commercial real estate where the borrower intends to operate or sell the property at a profit and use the income stream or proceeds from the sale(s) to repay the loan.  Commercial owner occupied real estate loans consist of commercial mortgage loans secured by owner occupied properties and involves a variety of property types to conduct the borrower's operations.  The primary source of repayment for this type of loan is the cash flow from the business and is based upon the borrower's financial health and the ability of the borrower and the business to repay.

        Residential Real Estate- Residential Real Estate loans are bifurcated into Investor and Owner Occupied types (classes).  Residential investor real estate loans consist of loans secured by non-owner occupied residential properties and usually carry higher credit risk than owner occupied residential real estate loans due to their reliance on stable rental income and due to lower incentive for the borrower to avoid foreclosure.  Payments on loans secured by rental properties often depends on the successful operation and management of the properties and the payment of rent by tenants.

        Home Equity Line of Credit - A Home Equity Lines of Credit ("HELOC") is a form of revolving credit in which a borrower's primary residence serves as collateral.  Borrowers use a HELOC primarily for education, home improvements, or other significant personal expenditures.  The borrower will be approved for a specific credit limit set at a percentage of their home's appraised value less the balance owed on the existing first mortgage.  Major risks in HELOC lending include the borrower's ability to service the existing first mortgage plus proposed HELOC, the Company's ability to pursue collection in a second lien position upon default, and overall risks in fluctuation in the value of the underlying collateral property.

        Land- Land loans are secured by underlying properties that usually consist of large tracts of undeveloped land that do not produce income.  These loans, which include land development loans, carry the risk that there will be inadequate demand to ensure the sale of the property within an acceptable time.  As a result, land and land development loans carry the risk that the builder will have to pay the property taxes and other carrying costs of the property until an end buyer is found.

        Construction- Construction loans are generally considered to involve a higher degree of credit risk than long-term financing on improved, occupied real estate.  Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the property's value at completion of construction and estimated cost of construction.  Loan funds are disbursed periodically as pre-specified stages of completion are attained based upon site inspections.  If the Company is forced to foreclose on a building before or at completion due to a default, it may be unable to recover all of the unpaid balance of and accrued interest on the loan as well as related foreclosure and holding costs.

        Consumer & Other- Consumer & Other loans include installment loans, personal lines of credit, and automobile loans.  Payment on these loans often depends on the borrower's creditworthiness and ability to generate sufficient cash flow to service the debt.

JEFFERSON BANCORP, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements
(Unaudited)

Allowance for Credit Losses

        To control and monitor credit risk, management has an internal credit process in place to determine whether credit standards are maintained along with an in-house loan administration accompanied by oversight and review procedures.  The primary purpose of loan underwriting is the evaluation of specific lending risks that involves the analysis of the borrower's ability to service the debt as well as the assessment of the underlying collateral.  Oversight and review procedures include the monitoring of the portfolio credit quality, early identification of potential problem credits and the management of the problem credits.  As part of the oversight and review process, the Company maintains an allowance for credit losses to absorb estimated and probable losses inherent in the loan portfolio.

        For purposes of calculating the allowance, the Bank segregates its loan portfolio into portfolio segments based primarily on the type of supporting collateral.  The Commercial Real Estate and Residential Real Estate segments, which both exclude any collateral property currently under construction, are further disaggregated into Owner Occupied and Investor classes for each.  Further, all segments are also segregated as either purchased credit impaired loans, purchased loans not deemed impaired, troubled debt restructures, or new originations.

        The analysis for determining the allowance is consistent with guidance set forth in GAAP and the Interagency Policy Statement on the Allowance for Loan and Lease Losses.  Pursuant to Bank policy, the allowance is evaluated quarterly by management and is based upon management's review of the collectability of loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrowers' ability to repay, estimated value of any underlying collateral and prevailing economic conditions.  The allowance consists of specific and general reserves.  The specific reserves relate to loans classified as impaired primarily including nonaccrual loans, troubled debt restructures, and purchased credit impaired loans where cash flows have deteriorated from those forecasted as of the acquisition date.  The reserve for these loans is established when the discounted cash flows, collateral value, or observable market price, whichever is appropriate, of the impaired loan is lower than the carrying value.  For impaired loans, any measured impairment is properly charged-off against the loan and allowance in the applicable reporting period.

        The general reserve covers loans that are not classified as impaired and primarily includes purchased loans not deemed impaired and new loan originations.  The general reserve requirement is based on historical loss experience and several qualitative factors derived from economic and market conditions that have been determined to have an affect on the probability and magnitude of a loss.  Given that the Bank is considered a de novo institution and does not have its own sufficient loss experience, management also references the historical net charge-off experience of peer groups to determine a reasonable range of reserve values, which is permissible per Bank policy.  The peer groups consist of competing Maryland-based financial institutions with established ranges in total asset size.  Management will continue to evaluate the appropriateness of the peer group data used with each quarterly allowance analysis until such time that the Bank has sufficient loss experience to provide a foundation for the general reserve requirement.  The qualitative analysis incorporates global environmental factors in the following trends: national and local economic metrics, portfolio risk ratings and composition, and concentrations in credit.

JEFFERSON BANCORP, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements
(Unaudited)

The following table provides information on the activity in the allowance for credit losses by the respective loan portfolio segment for the three months ended March 31, 2013:

	Commercial & Industrial	Commercial Real Estate	Residential Real Estate	Home Equity Line of Credit	Land	Construction	Consumer & Other	Total

Allowance for
credit losses:
Beginning balance	$121,759	$131,350	$199,306	$81,955	$6,400	$109,335	$5,837	$655,942
Charge-offs	-	-	(46,923)	-	-	-	-	(46,923)
Recoveries(1)	-	-	3,000	1,326	-	-	-	4,326
Provision			32,768	(3,387)				29,381
Ending balance	$121,759	$131,350	$188,151	$79,894	$6,400	$109,335	$5,837	$642,726

The following table presents loans and the related allowance for credit losses, by loan portfolio segment, as of March 31, 2013:

	Commercial & Industrial	Commercial Real Estate	Residential Real Estate	Home Equity Line of Credit	Land	Construction	Consumer & Other	Total

Allowance for
credit losses:
Ending balance: individually
evaluated for impairment	$-	$-	$202,726	$-	$-	$-	$-	$202,726

Ending balance: collectively
evaluated for impairment	121,759	131,350	(14,575)	79,894	6,400	109,335	5,837	440,000
Totals	$121,759	$131,350	$188,151	$79,894	$6,400	$109,335	$5,837	$642,726

Loans:
Ending balance: individually
evaluated for impairment(2)	$940,428	$-	$2,590,600	$164,119	$-	$92,274	$-	$3,787,421

Ending balance: collectively
evaluated for impairment	21,117,299	38,509,249	17,536,026	8,084,175	836,209	4,667,034	984,391	91,734,383

Ending balance: loans
acquired with deteriorated
credit quality(3)	1,009,410	3,410,549	2,061,308	-	610,051	-	-	7,091,318
Totals	$23,067,137	$41,919,798	$22,187,934	$8,248,294	$1,446,260	$4,759,308	$984,391	$102,613,122

(1) Excludes cash payments received on loans acquired with deteriorated credit quality with a carrying value of $0.
(2) Includes loans acquired with deteriorated credit quality of $266,000 that have current period charge-offs or specific reserves.
(3) Consists of loans acquired with deteriorated credit quality that do not have current period charge-offs or specific reserves.

JEFFERSON BANCORP, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements
(Unaudited)

The following table provides information on the activity in the allowance for credit losses by the respective loan portfolio segment for the three months ended March 31, 2012:

	Commercial & Industrial	Commercial Real Estate	Residential Real Estate	Home Equity Line of Credit	Land	Construction	Consumer & Other	Total

Allowance for
credit losses:
Beginning balance	$151,395	$88,361	$49,490	$446,911	$8,256	$75,473	$4,767	$824,653
Charge-offs	(101,128)	(1,796)	-	-	(4,427)	(65,212)	-	(172,563)
Recoveries(1)	25,000	-	-	-	-	-	-	25,000
Provision	32,708	10,290	5,816	68,459	3,909	28,616	157	149,955
Ending balance	$107,975	$96,855	$55,306	$515,370	$7,738	$38,877	$4,924	$827,045

The following table presents loans and the related allowance for credit losses, by loan portfolio segment, as of December 31, 2012:

	Commercial & Industrial	Commercial Real Estate	Residential Real Estate	Home Equity Line of Credit	Land	Construction	Consumer & Other	Total

Allowance for
credit losses:
Ending balance: individually
evaluated for impairment(2)	$-	$-	$213,882	$2,060	$-	$-	$-	$215,942

Ending balance: collectively
evaluated for impairment	121,759	131,350	(14,576)	79,895	6,400	109,335	5,837	440,000
Totals	$121,759	$131,350	$199,306	$81,955	$6,400	$109,335	$5,837	$655,942

Loans:
Ending balance: individually
evaluated for impairment(3)	$1,068,137	$-	$2,573,139	$557,570	$84,523	$-	$-	$4,283,369

Ending balance: collectively
evaluated for impairment	18,519,535	36,622,790	17,315,860	9,726,651	2,242,320	4,704,581	911,690	90,043,427

Ending balance: loans
acquired with deteriorated
credit quality(4)	1,013,535	3,283,265	2,340,446	-	772,130	-	-	7,409,376
Totals	$20,601,207	$39,906,055	$22,229,445	$10,284,221	$3,098,973	$4,704,581	$911,690	$101,736,172

(1) Excludes cash payments received on loans acquired with deteriorated credit quality with a carrying value of $0.
(2) Includes specific reserves of $213,882 for loans acquired with deteriorated credit quality.
(3) Includes loans acquired with deteriorated credit quality of $1,186,307 that have current period charge-offs or specific reserves.
(4) Consists of loans acquired with deteriorated credit quality that do not have current period charge-offs or specific reserves.

JEFFERSON BANCORP, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements
(Unaudited)

The following tables present information with respect to impaired loans, which includes loans acquired with deteriorated credit quality that have current period charge-offs or specific reserves:

	As of March 31, 2013			For the three months ended March 31, 2013
		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized(1)

With no related allowance recorded:
Commercial & Industrial	$940,428	$1,116,238	$-	$958,273	$27,155
Commercial Real Estate - Investor	-	-	-	-	-
Commercial Real Estate - Owner Occupied	-	-	-	-	-
Residential Real Estate - Investor	801,953	854,959	-	815,048	5,952
Residential Real Estate - Owner Occupied	1,104,884	1,828,866	-	1,106,372	29,987
Home Equity Line of Credit	164,119	229,647	-	178,547	746
Land	-	-	-	-	-
Construction	92,274	907,854	-	88,399	21,953
Consumer & Other	-	21,687	-	-	392

With an allowance recorded:
Commercial & Industrial	-	-	-	-	-
Commercial Real Estate - Investor	-	-	-	-	-
Commercial Real Estate - Owner Occupied	-	-	-	-	-
Residential Real Estate - Investor	-	-	-	-	-
Residential Real Estate - Owner Occupied	683,763	780,346	202,726	682,793	8,174
Home Equity Line of Credit	-	-	-	-	-
Land	-	-	-	-	-
Construction	-	-	-	-	-
Consumer & Other	-	-	-	-	-

Total:
Commercial & Industrial	$940,428	$1,116,238	$-	$958,273	$27,155
Commercial Real Estate	-	-	-	-	-
Residential Real Estate	2,590,600	3,464,171	202,726	2,604,213	44,113
Home Equity Line of Credit	164,119	229,647	-	178,547	746
Land	-	-	-	-	-
Construction	92,274	907,854	-	88,399	21,953
Consumer & Other	-	21,687	-	-	392
	$3,787,421	$5,739,597	$202,726	$3,829,432	$94,359

(1) Consists primarily of accretion income on loans acquired with deteriorated credit quality that were reclassified as troubled debt restructurings subsequent to acquisition.

JEFFERSON BANCORP, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements
(Unaudited)

	As of December 31, 2012			For the three months ended March 31, 2012
		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized(1)

With no related allowance recorded:
Commercial & Industrial	$1,068,137	$1,257,975	$-	$1,173,330	$24,986
Commercial Real Estate - Investor	-	-	-	-	-
Commercial Real Estate - Owner Occupied	-	-	-	814,446	-
Residential Real Estate - Investor	1,155,813	1,284,054	-	609,860	29,223
Residential Real Estate - Owner Occupied	735,503	1,373,018	-	602,323	24,967
Home Equity Line of Credit	390,937	524,474	-	136,929	5,409
Land	84,523	922,056	-	551,283	54,825
Construction	-	-	-	-	-
Consumer & Other	-	22,079	-	-	396

With an allowance recorded:
Commercial & Industrial	-	-	-	37,746	750
Commercial Real Estate - Investor	-	-	-	-	-
Commercial Real Estate - Owner Occupied	-	-	-	-	-
Residential Real Estate - Investor	-	-	-	548,260	11,863
Residential Real Estate - Owner Occupied	681,823	786,580	213,882	57,707	891
Home Equity Line of Credit	166,633	195,101	2,060	834,736	1,393
Land	-	-	-	-	-
Construction	-	-	-	-	-
Consumer & Other	-	-	-	-	-

Total:
Commercial & Industrial	$1,068,137	$1,257,975	$-	$1,211,076	$25,736
Commercial Real Estate	-	-	-	814,446	-
Residential Real Estate	2,573,139	3,443,652	213,882	1,818,150	66,944
Home Equity Line of Credit	557,570	719,575	2,060	971,665	6,802
Land	84,523	922,056	-	551,283	54,825
Construction	-	-	-	-	-
Consumer & Other	-	22,079	-	-	396
	$4,283,369	$6,365,337	$215,942	$5,366,620	$154,703

(1) Consists primarily of accretion income on loans acquired with deteriorated credit quality that were reclassified as troubled debt restructurings subsequent to acquisition.

JEFFERSON BANCORP, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements
(Unaudited)

        In addition to monitoring the performance status of the loan portfolio, the Company utilizes a risk rating scale (1-8) to evaluate loan asset quality for all loans.  Loans that are rated 1-4 are classified as pass credits.  Loans rated a 5 (Watch) are pass credits, but are loans that have been identified that warrant additional attention and monitoring.  Loans that are risk rated 5 or higher are placed on the Company's monthly watch list.  For the pass rated loans, management believes there is a low risk of loss related to these loans and as necessary, credit may be strengthened through improved borrower performance and/or additional collateral.  Loans rated a 6 (Special Mention) or higher are considered criticized loans and represent an increased level of credit risk and are placed into these three categories:

6 (Special Mention)- Borrowers exhibit potential credit weaknesses or downward trends that may weaken the credit position if uncorrected.  The borrowers are considered marginally acceptable without potential for loss of principal or interest.

7 (Substandard) - Borrowers have well defined weaknesses or characteristics that present the possibility that the Company will sustain some loss if the deficiencies are not corrected.

8 (Doubtful) - Borrowers classified as doubtful have the same weaknesses found in substandard borrowers, however, these weaknesses indicate that the collection of debt in full (principal and interest), based on current conditions, is highly questionable and improbable.

        In the normal course of loan portfolio management, relationship managers are responsible for continuous assessment of credit risk arising from the individual borrowers within their portfolio and assigning appropriate risk ratings.  Credit Administration is responsible for ensuring the integrity and operating of the risk rating system and maintenance of the watch list.  The Officer's Loan Committee meets monthly to discuss and monitor problem credits and internal risk rating downgrades that result in updates to the watch list.

The following table provides information with respect to the Company's credit quality indicators by class of the loan portfolio as of March 31, 2013:

		Special
	Pass	Mention	Substandard	Doubtful	Total

Commercial & Industrial	$22,327,577	$401,761	$337,799	$-	$23,067,137
Commercial Real Estate - Investor	25,123,694	515,901	408,710	-	26,048,305
Commercial Real Estate - Owner Occupied	13,820,116	904,406	1,146,971	-	15,871,493
Residential Real Estate - Investor	14,322,270	-	802,150	-	15,124,420
Residential Real Estate - Owner Occupied	3,995,990	74,781	2,992,743	-	7,063,514
Home Equity Line of Credit	8,088,313	-	159,981	-	8,248,294
Land	1,156,861	-	289,399	-	1,446,260
Construction	4,667,034	-	92,274	-	4,759,308
Consumer & Other	984,391	-	-	-	984,391
Total Loans	$94,486,246	$1,896,849	$6,230,027	$-	$102,613,122

The following table provides information with respect to the Company's credit quality indicators by class of the loan portfolio as of December 31, 2012:

		Special
	Pass	Mention	Substandard	Doubtful	Total

Commercial & Industrial	$19,730,587	$413,042	$457,578	$-	$20,601,207
Commercial Real Estate - Investor	24,194,162	517,545	414,043	-	25,125,750
Commercial Real Estate - Owner Occupied	12,836,793	905,329	1,038,183	-	14,780,305
Residential Real Estate - Investor	13,697,795	-	1,426,850	-	15,124,645
Residential Real Estate - Owner Occupied	4,303,223	140,847	2,660,730	-	7,104,800
Home Equity Line of Credit	9,706,937	-	577,284	-	10,284,221
Land	2,728,263	-	370,710	-	3,098,973
Construction	4,704,581	-	-	-	4,704,581
Consumer & Other	911,690	-	-	-	911,690
Total Loans	$92,814,031	$1,976,763	$6,945,378	$-	$101,736,172

JEFFERSON BANCORP, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements
(Unaudited)

        Management further monitors the performance and credit quality of the loan portfolio by analyzing the age of the portfolio as determined by the length of time a recorded payment is past due.  The following table presents the classes of the loan portfolio summarized by the aging categories of performing loans and nonaccrual loans as of March 31, 2013.  Purchased credit impaired loans are excluded from this aging and nonaccrual loans schedule.

	Accrual Loans
	30-59	60-89	90 or More
	Days	Days	Days	Total		Nonaccrual	Total
	Past Due	Past Due	Past Due	Past Due	Current	Loans	Loans

Commercial & Industrial	$-	$-	$-	$-	$21,804,939	$252,788	$22,057,727
Commercial Real Estate - Investor	-	-	-	-	25,675,197	-	25,675,197
Commercial Real Estate - Owner Occupied	-	-	-	-	12,834,052	-	12,834,052
Residential Real Estate - Investor	-	-	-	-	13,540,037	535,953	14,075,990
Residential Real Estate - Owner Occupied	-	-	-	-	5,240,110	544,526	5,784,636
Home Equity Line of Credit	-	-	-	-	8,088,313	159,981	8,248,294
Land	-	-	-	-	836,209	-	836,209
Construction	-	-	-	-	4,759,308	-	4,759,308
Consumer & Other	-	-	-	-	984,391	-	984,391
Total	$-	$-	$-	$-	$93,762,556	$1,493,248	$95,255,804

Purchased credit impaired loans							7,357,318
Total Loans							$102,613,122

        The following table presents the classes of the loan portfolio summarized by the aging categories of performing loans and nonaccrual loans as of December 31, 2012.  Purchased credit impaired loans are excluded from this aging and nonaccrual loans schedule.

	Accrual Loans
	30-59	60-89	90 or More
	Days	Days	Days	Total		Nonaccrual	Total
	Past Due	Past Due	Past Due	Past Due	Current	Loans	Loans

Commercial & Industrial	$-	$-	$-	$-	$19,220,670	$367,002	$19,587,672
Commercial Real Estate - Investor	-	-	-	-	24,754,227	-	24,754,227
Commercial Real Estate - Owner Occupied	-	-	-	-	11,868,563	-	11,868,563
Residential Real Estate - Investor	-	-	460,354	460,354	12,947,404	190,975	13,598,733
Residential Real Estate - Owner Occupied	-	-	-	-	4,881,732	222,227	5,103,959
Home Equity Line of Credit	-	23,304	-	23,304	9,741,869	519,048	10,284,221
Land	-	-	-	-	2,326,843	-	2,326,843
Construction	-	-	-	-	4,704,581	-	4,704,581
Consumer & Other	-	-	-	-	911,690	-	911,690
Total	$-	$23,304	$460,354	$483,658	$91,357,579	$1,299,252	$93,140,489

Purchased credit impaired loans							8,595,683
Total Loans							$101,736,172

JEFFERSON BANCORP, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements
(Unaudited)

Troubled Debt Restructurings

        The restructuring of a loan constitutes a TDR if the creditor, for economic or legal reasons related to the debtor’s financial difficulties, grants a concession to the debtor that it would not otherwise consider in the normal course of business.  A concession may include an extension of repayment terms which would not normally be granted, a reduction of interest rate or the forgiveness of principal and/or accrued interest.  If the debtor is experiencing financial difficulty and the creditor has granted a concession, the Company will make the necessary disclosures related to the TDR.  In certain cases, a modification may be made in an effort to retain a customer who is not experiencing financial difficulty.  This type of modification is not considered to be a TDR.  Once a loan has been modified and is considered a TDR, it is reported as an impaired loan.  All TDRs are evaluated individually for impairment on a quarterly basis as part of the allowance for credit losses calculation.  A specific reserve for TDR loans is established when the discounted cash flows, collateral value or observable market price, whichever is appropriate, of the TDR is lower than the carrying value.  If a loan deemed a TDR has performed for at least six months at the level prescribed by the modification, it is not considered to be non-performing; however, it will generally continue to be reported as impaired, but may be returned to accrual status.  A TDR is deemed in default on its modified terms once a contractual payment is 30 or more days past due.

The following table presents a breakdown of loans the Company modified during the three months ended March 31, 2013 and 2012:

	2013			2012
	Number of	Pre-Modification Outstanding Recorded	Post-Modification Outstanding Recorded	Number of	Pre-Modification Outstanding Recorded	Post-Modification Outstanding Recorded
	Contracts	Investment	Investment	Contracts	Investment	Investment

Troubled Debt Restructurings:
Commercial & Industrial	1	$160,885	$160,885	2	$543,361	$543,361
Commercial Real Estate - Investor	-	-	-	-	-	-
Commercial Real Estate - Owner Occupied	-	-	-	-	-	-
Residential Real Estate - Investor	-	-	-	-	-	-
Residential Real Estate - Owner Occupied	2	769,782	769,782	-	-	-
Home Equity Line of Credit	-	-	-	2	148,037	148,037
Land	-	-	-	1	288,882	288,882
Construction	-	-	-	-	-	-
Consumer	-	-	-	-	-	-
Totals	3	$930,667	$930,667	5	$980,280	$980,280

        The restructuring of the C&I loan included an extension of the loan maturity date at an interest rate lower than the current rate for new debt with similiar risk.  This loan was on nonaccrual status at March 31, 2013.  As a result of the restructurings of the two Residential Real Estate loans, the bank does not expect to collect all contractual amounts due for each.  Modifications for these TDRs included an extension of loan maturity date and reduced payments per executed forebearance agreement, which are each expected to result in concessions to the borrower.  A specific reserve of $202,726 has been established for the larger of these two TDRs, which had an investment balance of $683,763.  Both loans were on nonaccrual at March 31, 2013.

        During the three months ended March 31, 2013, a TDR with a carrying value of $95,856 was paid off from proceeds from the sale of collateral property resulting in accretion interest recognized upon resolution of $21,491.

        During the three months ended March 31, 2013, none of the loans modified as TDRs during the previous twelve months defaulted on their modified terms.

        At March 31, 2013 and December 31, 2012, the Bank had $3,200,967 and $2,477,140 in loans identified as TDRs, respectively, of which $1,176,931 and $682,919 were on nonaccrual status, respectively.

JEFFERSON BANCORP, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements
(Unaudited)

4. ACCOUNTING FOR CERTAIN LOANS ACQUIRED IN A TRANSFER

        Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired.  Evidence of credit quality deterioration as of the purchase date may include information such as past due and nonaccrual status, borrower credit scores and recent loan to value percentages.  Purchased credit-impaired loans are initially measured at fair value, which considers estimated future credit losses expected to be incurred over the life of the loan.  Accordingly, an allowance for credit losses related to these loans was not carried over and recorded at the acquisition date.  The Company monitors actual loan cash flows to determine any improvement or deterioration from those forecasted as of the acquisition date.

The following table reflects the carrying amount of these loans, which are included in the loan categories in Note 3:

	March 31, 2013	December 31, 2012
Commercial & Industrial	$1,009,410	$1,013,535
Commercial Real Estate	3,410,549	3,283,265
Residential Real Estate	2,327,308	3,526,753
Land	610,051	772,130
Total Loans	$7,357,318	$8,595,683

The contractual amount outstanding for these loans totaled $10.0 million and $11.7 million as of March 31, 2013 and December 31, 2012, respectively.

The following table reflects the activity in the accretable yield for these loans for the three months ended March 31, 2013 and 2012:

	2013	2012
Balance at beginning of period	$1,049,653	$2,658,062
Reclassification from nonaccretable difference	174,756	586,734
Accretion into interest income	(358,668)	(1,183,554)
Disposals	(40,263)	(99,010)
Balance at end of period	$825,478	$1,962,232

The following table reflects activity in the allowance for these loans for the three months ended March 31:

	2013	2012
Balance at beginning of period	$213,882	$66,201
Net recoveries	326	-
Provision for credit losses	(326)	(9,914)
Reclassification to TDR	(213,882)
Balance at end of period	$-	$56,287

5. REAL ESTATE ACQUIRED THROUGH FORECLOSURE

The following reflects activity in real estate acquired through foreclosure for the three months ended March 31:

	2013	2012
Balance at beginning of period	$1,151,256	$1,504,101
New transfers from loans	508,352	318,500
Sales	(283,500)	(462,318)
Write-downs	-	(34,268)
Balance at end of period	$1,376,108	$1,326,015

JEFFERSON BANCORP, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements
(Unaudited)

6. STOCK-BASED COMPENSATION PLAN

        The Jefferson Bancorp, Inc. 2010 Stock Option Plan (the “Plan”) was approved by the Company’s board of directors in September 2010 and received regulatory approvals in June 2011.  The Plan provides for the granting of incentive stock options intended to comply with the requirements of Section 422 of the Internal Revenue Code (“incentive stock options”) and non-qualified stock options (collectively “Awards”).  Awards are available for grant to officers, employees and non-employee directors, independent consultants and contractors of the Company and its affiliates, including the Bank.

        The Plan authorizes the issuance of up to 260,000 shares of common stock and has a term of ten years.  In general, the options have an exercise price equal to 100% of the fair market value of the common stock on the date of the grant.  The Plan provides for one-fifth of the options granted to be exercisable immediately and upon each of the next four anniversaries of the date of grant.  There are 37,000 options remaining available for grant under this plan.

There were no stock options granted during the three months ended March 31, 2013.

The following table summarizes the changes in the Company's stock options outstanding for the three months ended March 31, 2013:

	Stock Options Outstanding	Weighted Average Exercise Price	Stock Options Exercisable	Weighted Average Remaining Contractual Life

Outstanding, December 31, 2012	218,000	$10.19	123,300	7.70 years
Granted	-	-
Exercised	-	-
Cancelled	-	-
Outstanding March 31, 2013	218,000	$10.19	127,800	7.46 years

        At March 31, 2013, the total intrinsic value of stock options was not readily determinable because the shares are not publicly traded, but management believes the intrinsic value was minimal.  For the three months ended March 31, 2013 and 2012, stock-based compensation expense applicable to the Plan was $65,118 and $84,660, respectively.  As of March 31, 2013, unrecognized stock-based compensation expense related to nonvested options amounted to $414,924.  This amount is expected to be recognized over a remaining weighted average period of approximately 2 years.

JEFFERSON BANCORP, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements
(Unaudited)

7. COMMITMENTS AND CONTINGENCIES

        The Company is a party to financial instruments with off-balance sheet risk in the normal course of business.  These financial instruments may include commitments to extend credit and standby letters of credit.  The Company uses these financial instruments to meet the financing needs of its customers.  Financial instruments involve, to varying degrees, elements of credit, interest rate and liquidity risk.  These do not represent unusual risks and management does not anticipate any losses which would have a material effect on the accompanying consolidated financial statements.

Outstanding loan commitments and lines and letters of credit at March 31, 2013 and December 31, 2012 are as follows:

	March 31, 2013	December 31, 2012
Loan commitments	$4,374,028	$3,367,392
Unused lines of credit	15,459,135	16,782,690
Standby letters of credit	1,224,829	954,194

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  The Company generally requires collateral to support financial instruments with credit risk on the same basis as it does for on-balance sheet instruments.  The collateral requirement is based on management's credit evaluation of the counter party.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since many of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements.  Each customer's credit-worthiness is evaluated on a case-by-case basis.

        Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

        In the ordinary course of business, the Company has various outstanding contingent liabilities that are not reflected in the accompanying consolidated financial statements.  In the opinion of management, after consulting with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the financial condition of the Company.

JEFFERSON BANCORP, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements
(Unaudited)

8. FAIR VALUE OF FINANCIAL INSTRUMENTS

        The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures.  In accordance with ASC Topic 820, Fair Value Measurements and Disclosures, the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Fair value is best determined based upon quoted market prices.  However, in many instances, there are no quoted market prices for the Company’s various financial instruments.  In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques.  Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.  Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

        The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions.  If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate.  In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment.  The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

The Fair Value Hierarchy

        In accordance with this guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

        Level 1 - Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.  Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market.  Valuations are obtained from readily available pricing sources for market transactions involving identical assets and liabilities.

        Level 2 - Valuation is based on inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.  The valuation may be based on quoted prices for similar assets and liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

        Level 3 – Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.  Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The following methods and assumptions were used by the Company in estimating fair value measurements for financial instruments:

Investment Securities Available for Sale

        Investment securities available for sale are recorded at fair value on a recurring basis.  The fair value of investment securities available for sale is the market value based on quoted market prices, when available (Level 1).  If listed prices or quotes are not available, fair value is based upon quoted market prices for similar assets or, due to the limited market activity of the instrument, externally developed models that use significant observable inputs (Level 2) or externally developed models that use unobservable inputs due to limited or no market activity of the instrument (Level 3).  It includes model pricing, defined as valuing securities based upon their relationship with other benchmark securities and market information from third party sources.  In the absence of current market activity, securities may be evaluated either by reference to similarly situated bonds or based on the liquidation value or restructuring value of the underlying assets.  There was no change in valuation techniques used to measure fair value of securities available for sale for the period ended March 31, 2013.

JEFFERSON BANCORP, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements
(Unaudited)

Loans and Real Estate Acquired Through Foreclosure

        The Company does not record loans at fair value on a recurring basis, however, from time to time, a loan is considered impaired and, if appropriate, a specific allowance for credit loss is established.  Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan are considered impaired.  Once a loan is identified as individually impaired, management measures impairment in accordance with FASB ASC Topic 310, Receivables.  Impairment is estimated using one of several methods, including the discounted cash flows, collateral value, or observable market price.  Those impaired loans not requiring a specific allowance represent loans for which the fair value of expected repayments or collateral exceed the recorded investment in such loans.

        The value of real estate acquired through foreclosure is determined at the time of foreclosure and generally is based on fair value (as determined by third party real estate appraisals) less the estimated cost of disposal.  Also at the time of foreclosure, the excess (if any) of the carrying value of the underlying loan receivable over the fair value less the estimated cost of disposal, is charged-off against the allowance for credit losses before transferring the remaining balance from loan receivable into real estate acquired through foreclosure.

        In accordance with FASB’s guidance, impaired loans where an allowance is established based on the fair value of collateral and real estate acquired through foreclosure require classification in the fair value hierarchy.  When the fair value of the collateral is based on an observable market price or a current appraised value, the Company measures and records the loan or real estate acquired through foreclosure as nonrecurring Level 2.  When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company measures and records the loan or real estate acquired through foreclosure as nonrecurring Level 3.  The value of real estate collateral is determined based on appraisals by qualified licensed appraisers hired by the Company.  Impaired loans and real estate acquired through foreclosure are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors identified above.

Assets Recorded at Fair Value on a Recurring Basis

The table below presents the recorded amount of assets measured at fair value on a recurring basis as of March 31, 2013:

	Carrying Value (Fair Value)	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)

Investment securities available for sale	$8,564,821	$-	$8,564,821	$-

The table below presents the recorded amount of assets measured at fair value on a recurring basis as of December 31, 2012:

	Carrying Value (Fair Value)	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)

Investment securities available for sale	$9,716,626	$-	$9,716,626	$-

JEFFERSON BANCORP, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements
(Unaudited)

Assets Recorded at Fair Value on a Nonrecurring Basis

        On a nonrecurring basis, the Company may be required to measure certain assets at fair value in accordance with generally accepted accounting principles.  These adjustments usually result from write-downs of specific assets.

The following table includes the assets measured at fair value on a nonrecurring basis as of March 31, 2013:

	Carrying Value (Fair Value)	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)

Impaired Loans	$747,036	$-	$-	$747,036
Real estate acquired through foreclosure	$1,376,108	$-	$-	$1,376,108

The following table includes the assets measured at fair value on a nonrecurring basis as of December 31, 2012:

	Carrying Value (Fair Value)	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)

Impaired Loans	$631,483	$-	$-	$631,483
Real estate acquired through foreclosure	$1,151,256	$-	$-	$1,151,256

        The Company discloses fair value information about financial instruments, for which it is practicable to estimate the value, whether or not such financial instruments are recognized on the balance sheets.  Fair value is the amount at which a financial instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation, and is best evidenced by a quoted market price, if one exists.

        Quoted market prices, where available, are shown as estimates of fair market values.  Because no quoted market prices are available for a significant part of the Company's financial instruments, the fair values of such instruments have been derived based on the amount and timing of estimated future cash flows and using market discount rates.

        Present value techniques used in estimating the fair value of many of the Company's financial instruments are significantly affected by the assumptions used.  In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate cash settlement of the instrument.  Additionally, the accompanying estimates of fair values are only representative of the fair values of the individual financial assets and liabilities and should not be considered an indication of the fair value of the Company.

JEFFERSON BANCORP, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements
(Unaudited)

The following disclosure of estimated fair values of the Company's financial instruments at March 31, 2013 and December 31, 2012 is made in accordance with the requirements of ASC Topic 820:

	Level in Fair	March 31, 2013		December 31, 2012
	Value Hierarchy	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Financial Assets:
Cash and cash equivalents	Level 1	$17,024,679	$17,024,679	$19,684,829	$19,684,829
Investment securities available-for-sale	Level 2	8,564,821	8,564,821	9,716,626	9,716,626
Restricted equity securities	Level 2	225,000	225,000	259,800	259,800
Loans, net of allowances	Level 3	101,970,396	102,529,155	101,080,230	102,085,888
Accrued interest receivable	Level 2	340,428	340,428	330,639	330,639

Financial Liabilities:
Deposits	Level 3	$98,164,243	$98,389,841	$100,672,130	$100,923,598
Accrued interest payable	Level 2	50,807	50,807	54,429	54,429

The following methods and assumptions were used to estimate the fair value of each category of financial instruments for which it is practicable to estimate that value:

Cash and due from banks, federal funds sold and overnight investments. The carrying amount approximated the fair value.

Investment Securities. The fair value for GSE residential mortgage-backed securities was based upon inputs other than quoted market prices that are observable such as interest rates and yield curves that are observable at commonly quoted intervals.

Restricted equity securities. The fair values of FHLB and ACBB stock are not readily determinable since these stocks are restricted as to marketability.  Therefore, the par or carrying value is assumed to approximate fair value.

Loans.  The fair value for variable-rate loans that reprice frequently and with no significant change in credit risk was assumed to approximate the carrying value.  The fair value for fixed rate loans was estimated by computing the discounted value of estimated cash flows, adjusted for probable credit losses, for pools of loans having similar characteristics. The discount rate was based upon the current market rate for a similar loan.  Non-performing loans have an assumed interest rate of 0%.

Accrued interest receivable and payable. The carrying amount approximated the fair value of accrued interest, considering the short-term nature of the instrument and its expected collection.

Deposit liabilities.  The fair value of demand, money market savings and regular savings deposits, which have no stated maturity, were considered equal to their carrying amount, representing the amount payable on demand.  The fair value of time deposits was based upon the discounted value of contractual cash flows at current rates for deposits of similar remaining maturity.

Off-balance sheet instruments.  The Company charges fees for commitments to extend credit.  Interest rates on loans, for which these commitments are extended, are normally committed for periods of less than one month.  Fees charged on standby letters of credit and other financial guarantees are deemed to be immaterial and these guarantees are expected to be settled at face amount or expire unused.